UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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A.C. MOORE ARTS & CRAFTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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A.C. MOORE ARTS & CRAFTS, INC.
130 A.C. MOORE DRIVE
BERLIN, NEW JERSEY 08009
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 7, 2007
To the Shareholders of A.C. Moore Arts & Crafts, Inc.:
     The 2007 Annual Meeting of Shareholders (referred to as the “2007 Annual Meeting”) of A.C. Moore Arts & Crafts, Inc. (referred to as “A.C. Moore”) will be held on Thursday, June 7, 2007, at 11:00 a.m., prevailing time, at A.C. Moore’s corporate offices, located at 130 A.C. Moore Drive, Berlin, New Jersey, 08009 for the purpose of considering and acting upon the following:
1.	to elect two Class B directors to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as described in the accompanying proxy statement;

2.	to approve the A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan, as described in the accompanying proxy statement;

3.	to approve the A.C. Moore Arts & Crafts, Inc. 2007 Annual Incentive Plan, as described in the accompanying proxy statement;

4.	to ratify the appointment of PricewaterhouseCoopers LLP as A.C. Moore’s independent registered public accounting firm for the year ending December 31, 2007; and

5.	to transact such other business as may properly come before the 2007 Annual Meeting or any adjournment or postponement thereof.
     Only shareholders of record at the close of business on April 27, 2007 are entitled to receive the notice of, and to vote at, the 2007 Annual Meeting or any adjournment or postponement thereof.
     If the 2007 Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of the 2007 Annual Meeting.
     If you are a shareholder of record (that is, if your stock is registered in your name), you may vote by telephone or electronically through the Internet, by following the instructions included with your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., prevailing time, on June 6, 2007. If you vote by telephone or electronically through the Internet, you do not need to return your proxy card. If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee), please check your proxy card or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.
     YOU ARE CORDIALLY INVITED TO ATTEND THE 2007 ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE 2007 ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE YOUR SHARES PROMPTLY TO ENSURE THEY ARE REPRESENTED AT THE 2007 ANNUAL MEETING. YOU MAY SUBMIT YOUR PROXY VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET AS DESCRIBED IN THE FOLLOWING MATERIALS OR BY COMPLETING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

Amy Rhoades
Corporate Secretary
Berlin, New Jersey
April 30, 2007

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING AND VOTING
CHANGES IN MANAGEMENT AND BOARD OF DIRECTORS
PROPOSAL 1 ELECTION OF DIRECTORS
Audit Committee Report
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 APPROVAL OF STOCK INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF ANNUAL INCENTIVE PLAN
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
HOUSEHOLDING
SHAREHOLDER PROPOSALS
ANNUAL REPORT TO SHAREHOLDERS AND 2006 FORM 10-K
APPENDIX A
APPENDIX B

A.C. MOORE ARTS & CRAFTS, INC.
130 A.C. MOORE DRIVE
BERLIN, NEW JERSEY 08009
(856) 768-4930

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors (referred to as the “Board”) of A.C. Moore Arts & Crafts, Inc. (referred to as “A.C. Moore”) is soliciting proxies for use at the 2007 Annual Meeting of Shareholders (referred to as the “2007 Annual Meeting”) and any adjournment or postponement of the 2007 Annual Meeting. This proxy statement and accompanying proxy card are first being mailed or given to shareholders on or about April 30, 2007.
QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING AND VOTING
When is the 2007 Annual Meeting and where will it be held?
     The 2007 Annual Meeting will be held on Thursday, June 7, 2007, at 11:00 a.m., prevailing time, at A.C. Moore’s corporate offices, located at 130 A.C. Moore Drive, Berlin, New Jersey 08009.
What is the purpose of the 2007 Annual Meeting?
     At the 2007 Annual Meeting, shareholders will consider and act upon the matters outlined in the Notice of the 2007 Annual Meeting, including:
•	election of two Class B directors;

•	approval of the A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan (referred to as the “Stock Incentive Plan”);

•	approval of A.C. Moore Arts & Crafts, Inc. 2007 Annual Incentive Plan (referred to as the “Annual Incentive Plan”);

•	ratification of the appointment of PricewaterhouseCoopers LLP (referred to as “PricewaterhouseCoopers”) as the independent registered public accounting firm of A.C. Moore for the year ending December 31, 2007; and

•	such other business as may properly come before the 2007 Annual Meeting or any adjournment or postponement of the 2007 Annual Meeting.
     The nominees for director are Michael J. Joyce and Neil A. McLachlan. All nominees currently serve as Class B directors of A.C. Moore.
Who is entitled to vote at the 2007 Annual Meeting?
     The Board has set April 27, 2007 as the record date for the 2007 Annual Meeting (referred to as the “Record Date”). If you were a shareholder of record, as shown on the stock transfer books of A.C.

Moore, at the close of business on the Record Date, you are entitled to receive the notice of, and to vote at, the 2007 Annual Meeting or any adjournment or postponement of the 2007 Annual Meeting. Each share of A.C. Moore common stock, no par value per share (referred to as “Common Stock”), is entitled to one vote on each matter which may be brought before the 2007 Annual Meeting.
     On the Record Date, there were 20,232,666 shares of Common Stock issued and outstanding and, therefore, eligible to vote at the 2007 Annual Meeting.
How many shares must be present to hold the 2007 Annual Meeting?
     The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or represented by proxy, at the 2007 Annual Meeting in order to hold the 2007 Annual Meeting and conduct business. This is called a quorum. If you submit a properly executed proxy card, vote by telephone or electronically through the Internet, then your shares will be counted as part of the quorum. All shares of A.C. Moore’s Common Stock present in person or represented by proxy (including broker non-votes) and entitled to vote at the 2007 Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.
     A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
     If the 2007 Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the 2007 Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened 2007 Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of the 2007 Annual Meeting.
What vote is required for the election of directors or for a proposal to be approved?
     The election of directors will be determined by a plurality vote and the two nominees receiving the most “for” votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.
How do I vote my shares?
     In order to vote your shares, you may attend the 2007 Annual Meeting and vote in person, or vote by proxy. If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee) and you wish to vote at the 2007 Annual Meeting, you will need to contact your broker, bank or other nominee regarding how to vote at the 2007 Annual Meeting.
     If you are a shareholder of record (that is, if your stock is registered in your name), you may vote by proxy, by telephone, electronically through the Internet, or by mail by following the instructions included with your proxy card. The deadline for shareholders of record to vote telephonically or electronically through the Internet is 11:59 p.m., prevailing time, on June 6, 2007.
     A.C. Moore encourages you to take advantage of these ways to vote your shares for matters to be covered at the 2007 Annual Meeting. Set forth below is a summary of the three voting methods which shareholders of record may utilize to submit their votes by proxy.

     Vote by Telephone — 1-866-626-4508. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your control number(s) which are located on your proxy card and then follow the directions given.
     Vote Electronically through the Internet — http://www.votestock.com. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number(s) which are located on your proxy card to create and submit an electronic ballot.
     Vote by Mail. Mark, sign and date your proxy card and return such card in the postage-paid envelope A.C. Moore has provided you.
     IF YOU VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.
     Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. A.C. Moore does not cover these costs; they are solely your responsibility. The telephone and Internet voting procedures being made available to you are valid forms of granting proxies under the Pennsylvania Business Corporation Law.
     If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.
What if I do not specify how I want my shares voted?
     If you submit a signed proxy card or submit your proxy by telephone or electronically through the Internet but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock “for”:
•	the election of each of the persons identified below in “Proposal 1: Election of Directors” as nominees for election as directors;

•	the approval of the Stock Incentive Plan;

•	the approval of the Annual Incentive Plan; and

•	the ratification of the appointment of PricewaterhouseCoopers as the independent registered public accounting firm of A.C. Moore for the year ending December 31, 2007; and
     With respect to any other matter that properly comes before the 2007 Annual Meeting, the persons named in the enclosed proxy will vote your shares of Common Stock in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of A.C. Moore.

If I abstain from voting or withhold authority to vote for any proposal, will my shares be counted in the vote?
     Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote is not considered a vote “cast” and therefore will have no effect on the vote and will not be counted in determining whether any proposal has received the required shareholder vote.
Can I change my vote after submitting my proxy?
     Yes. You can change your vote at any time before your proxy is voted at the 2007 Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:
•	submitting a later-dated proxy by telephone, Internet or mail; or

•	attending the 2007 Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the 2007 Annual Meeting.
     The last vote received chronologically will supersede any prior vote. The deadline for changing your vote telephonically or electronically through the Internet is 11:59 p.m., prevailing time, on June 6, 2007.
     If you hold your shares in “street name,” you must contact your broker, bank or other nominee regarding how to change your vote.
What does it mean if I receive more than one proxy card?
     If you receive more than one proxy card, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are counted in the vote at the 2007 Annual Meeting, you will need to vote the shares associated with each proxy card by telephone, Internet or mail.
Who pays for the cost of the solicitation of proxies?
     A.C. Moore will bear the cost of this solicitation. In addition to solicitation by mail, officers, directors or employees of A.C. Moore may also solicit proxies in person or by telephone or facsimile without additional compensation. Upon request, A.C. Moore will pay the reasonable expenses incurred by record holders of Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

CHANGES IN MANAGEMENT AND BOARD OF DIRECTORS
     On June 1, 2006, A.C. Moore appointed Rick A. Lepley as its new Chief Executive Officer. Mr. Lepley succeeded John (Jack) E. Parker, who retired as A.C. Moore’s Chief Executive Officer and director effective June 1, 2006. Mr. Lepley was also appointed on June 1, 2006 to serve as a director of A.C. Moore.
     On September 13, 2006, A.C. Moore appointed Marc Katz as its new Executive Vice President and Chief Financial Officer. Leslie H. Gordon, former Chief Financial Officer of A.C. Moore, retired effective July 31, 2006.
     On July 24, 2006, A.C. Moore appointed Amy Rhoades as Vice President and General Counsel.
     Patricia A. Parker, former Executive Vice President, Merchandising of A.C. Moore, retired effective June 30, 2006. Ms. Parker is the wife of Jack Parker and the mother of Janet Parker, A.C. Moore’s former Executive Vice President of Merchandising and Marketing, who resigned effective July 31, 2006. Jeffrey C. Gerstel, former Executive Vice President, Store Operations, resigned effective November 17, 2006.
     Eli J. Segal, Lead Director of the Board, passed away on February 20, 2006. Mr. Segal joined A.C. Moore as a director in August 2002 and became A.C. Moore’s Lead Director in 2004.
     On June 12, 2006, Michael J. Joyce, a director of A.C. Moore since June 2004, was appointed Chairman of the Board. Mr. Joyce succeeded William Kaplan, who retired from his position as Chairman of the Board but remained as a director of A.C. Moore until November 22, 2006. In addition, on June 12, 2006, Joseph F. Coradino was appointed to serve as a director of A.C. Moore.
     In February 2007, each of Richard J. Bauer, Richard J. Drake and Richard G. Lesser, directors of A.C. Moore, retired.
     On February 16, 2007, the Board appointed Neil A. McLachlan and Thomas S. Rittenhouse to serve as directors of A.C. Moore.

PROPOSAL 1
ELECTION OF DIRECTORS
     A.C. Moore’s Articles of Incorporation, as amended, provide that the Board shall consist of not fewer than one nor more than 15 directors, with the exact number to be fixed by the Board. The Board has fixed the number of directors at seven. Pursuant to the Articles of Incorporation of A.C. Moore, as amended, the directors are divided into three classes, which are required to be as nearly equal in number as possible. One class of directors is to be elected annually for a term of three years.
     At the 2007 Annual Meeting, shareholders will elect two Class B directors, each to serve for a term of three years and until his respective successor is duly elected and qualified except in case of his earlier resignation or removal. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy “for” the election of the listed nominees or, in the event of inability of a nominee to serve for any reason, for the election of such other person as the Board may designate to fill the vacancy. The Board has no reason to believe that any nominee will not be a candidate or will be unable to serve.
     The Board has nominated Michael J. Joyce and Neil A. McLachlan to serve as the Class B directors based upon the recommendation of the Nominating and Corporate Governance Committee. Each nominee currently serves as a director. The nominees have consented to being named in the proxy statement and to serve if elected.
     The following table sets forth information, as of the Record Date, concerning A.C. Moore’s directors and nominees for election to the Board:

			Committee		Director	Term
Name	Age	Position	Membership (2)	Class	Since	Expires
Michael J. Joyce (1)	65	Chairman of the Board	AC*, CC and N&CGC	B	2004	2007
Rick A. Lepley	57	Chief Executive Officer and Director	—	C	2006	2008
Joseph F. Coradino	55	Director	N&CGC* and CC	A	2006	2009
Lawrence H. Fine	53	President, Chief Operating Officer and Director	—	C	2002	2008
Neil A. McLachlan (1)	50	Director	N&CGC	B	2007	2007
Thomas S. Rittenhouse	65	Director	AC	A	2007	2009
Lori J. Schafer	44	Director	CC* and AC	A	2005	2009

*	Chair.

(1)	Nominee for director.

(2)	AC — Audit Committee; CC — Compensation Committee; and N&CGC — Nominating and Corporate Governance Committee.
     The following information about A.C. Moore’s directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

     Mr. Joyce has been a director of A.C. Moore since June 2004 and the Chairman of the Board since June 2006. From 1975 through May 2004, Mr. Joyce was a partner in the public accounting firm of Deloitte & Touche, LLP and served as the New England Managing Partner from May 1995 until his retirement in May 2004. Mr. Joyce is a director of each of Brandywine Realty Trust, a New York Stock Exchange traded real estate investment trust, and Allegheny Technologies Incorporated, a New York Stock Exchange traded specialty materials producer. Mr. Joyce also served as a director of Heritage Property Investment Trust, Inc., a New York Stock Exchange traded real estate investment trust, until October 2006, when Heritage merged with and into affiliates of Centro Properties Group.
     Mr. Lepley has been Chief Executive Officer and a director of A.C. Moore since June 2006. Previously, Mr. Lepley served as Executive Vice President of North American Retail for Office Depot, Inc., a New York Stock Exchange traded global supplier of office products and services, a position he held from March 2004 to April 2006. Mr. Lepley was President, Office Depot Japan from May 2001 to March 2004 and was responsible for all of that company’s operations in Japan. From 1994 to 2000, Mr. Lepley served as founder and President of Retail Investment Concepts, Inc., an independent retailer and Office Depot licensee for Eastern Europe. From 1982 to 1993, Mr. Lepley was employed by Mitsubishi Motor Sales of America, Inc., the exclusive U.S. distributor of Mitsubishi Motors-brand cars and vehicles, where he held various positions, including Senior Vice President of Sales and Marketing and was responsible for more than 500 Mitsubishi Motors dealerships in the United States. He was one of 11 executives who founded Mitsubishi Motor Sales of America, Inc. in 1982.
     Mr. Coradino has been a director of A.C. Moore since June 2006. Mr. Coradino is a member of the Board of Trustees and Office of the Chairman of Pennsylvania Real Estate Investment Trust (referred to as “PREIT”), a New York Stock Exchange traded equity real estate investment trust with a primary investment focus on retail enclosed shopping malls and open air shopping centers located in the United States. Since June 2004, Mr. Coradino has been President of PREIT Services, LLC and PREIT-Rubin, Inc., both management affiliates of PREIT, and has also served as Executive Vice President-Retail of PREIT since December 2001. From November 1998 to June 2004, he was Executive Vice President-Retail Division and Treasurer of PREIT-Rubin, Inc. From 1981 to 1998, Mr. Coradino held various positions with PREIT, including Senior Vice President-Retail Division and Treasurer, PREIT-Rubin, Inc.
     Mr. Fine has been a director of A.C. Moore since August 2002. Mr. Fine has served as A.C. Moore’s President since June 2001 and A.C. Moore’s Chief Operating Officer since February 2003. Previously Mr. Fine was Executive Vice President—General Merchandise Manager for arts and crafts retailer Michaels Stores, Inc., a position he held since November 1996. From 1995 until joining Michaels in November 1996, he was Senior Vice President of Merchandising for Party City Corp., a specialty retailer of party merchandise. Prior to joining Party City, Mr. Fine held a variety of merchandising positions with the Jamesway Corporation, a retail mass-merchandiser, for nearly 16 years.
     Mr. McLachlan has been a director of A.C. Moore since February 2007. Mr. McLachlan is President of the Consumer & Office Products Group of MeadWestvaco Corporation, a New York Stock Exchange traded manufacturer of packaging, consumer and office products, specialty chemicals and specialty papers. As President of the Consumer & Office Products Group, a position which he has held since March 1999, Mr. McLachlan is responsible for the group’s approximately $1.1 billion in sales, 4,200 employees and 12 manufacturing and distribution locations. Before joining MeadWestvaco Corporation, Mr. McLachlan served as Senior Vice President, International of Fisher-Price, Inc., overseeing the development of Mattel’s infant and preschool business around the world.
     Mr. Rittenhouse has been a director of A.C. Moore since February 2007. Mr. Rittenhouse has a 39-year career in the retail and global supply chain industries. From July 1965 through January 1997, Mr. Rittenhouse was employed by Strawbridge & Clothier, Inc., a NASDAQ traded department and discount store chain, where he held various key officer positions overseeing both operations and finance, including as President of Strawbridge & Clover, Inc. From January 1997 to his retirement in January 2004, he served as President and Chief Executive officer of the Uniform Code Council, Inc., a global organization which sets standards for bar-coding and electronic commerce. Since September 2004, he has been a consultant to Ralston Center, a not-for-profit organization which develops programs and services that address the medical, mental health and quality of life needs of older adults. Mr. Rittenhouse is a director of Boardwalk Bancorp, Inc., a NASDAQ traded bank holding company, and Loftware, Inc. and StarCite, LLC, both of which are private software companies.
     Ms. Schafer has been a director of A.C. Moore since September 2005. Ms. Schafer has served as the Vice President of the Global Retail Practice of SAS Institute, Inc., a provider of business intelligence software and analytics, since October 2003, when Marketmax, Inc. was acquired by SAS. Ms. Schafer had served as Chairman, President and Chief Executive Officer of Marketmax, a merchandise intelligence software company, from October 1996 to October 2003. Prior to October 1996, Ms. Schafer held various positions at The Procter & Gamble Company, a New York Stock Exchange traded provider of consumer products. Ms. Schafer is a director of Trans World Entertainment Corporation, a NASDAQ traded retail company, and geoVue, Inc., a private business intelligence software provider.
Independence
     The Board has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of The NASDAQ Stock Market LLC (referred to as “NASDAQ”): Joseph F. Coradino, Michael J. Joyce, Neil A. McLachlan, Thomas S. Rittenhouse and Lori J. Schafer. The Board also determined that the following former directors were independent as defined in the applicable NASDAQ listing standards: Richard J. Bauer, Richard J. Drake, William Kaplan and Richard G. Lesser.
Communication with the Board
     Shareholders may communicate with the Board, including the non-management directors, by sending a letter to an individual director or to A.C. Moore’s Board, c/o Amy Rhoades, Vice President and General Counsel, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. All shareholder communications received by Ms. Rhoades will be delivered to A.C. Moore’s Chairman of the Board or to the director to whom such correspondence is addressed.
Meetings of the Board and Committees
     The Board held five meetings during 2006. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee held 10 meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held four meetings during 2006. During 2006, each of the current directors attended at least 75% of the aggregate of (i) all of the meetings of the Board (held during the period in which he or she was a director) and (ii) all of the meetings of all committees of the Board on which such director served (during the period that he or she served).
Attendance at Annual Meeting of Shareholders
     The Board has adopted a policy that all of the directors should attend the annual meeting of shareholders, absent exceptional cause. All directors, except for Richard J. Bauer, and Messrs. McLachlan and Rittenhouse, who were not then directors of A.C. Moore, attended the 2006 annual meeting of shareholders.

Committees of the Board
     Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of A.C. Moore’s independent registered public accounting firm; reviews the independence of A.C. Moore’s independent registered public accounting firm; discusses with management and A.C. Moore’s independent registered public accounting firm the quality and adequacy of A.C. Moore’s controls over financial reporting; discusses A.C. Moore’s annual audited financial statements and quarterly financial statements with management and A.C. Moore’s independent registered public accounting firm; establishes procedures for the receipt, retention and treatment of complaints received by A.C. Moore regarding accounting, controls over financial reporting or auditing matters. The Audit Committee also pre-approves the professional services provided by A.C. Moore’s independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter adopted by the Audit Committee and the Board, which charter was amended in April 2007 to add that the Audit Committee is primarily responsible for approving any related party transactions. A copy of the Audit Committee Charter, as amended, can be found on A.C. Moore’s website at www.acmoore.com/corporate.asp.
     The current members of the Audit Committee are Messrs. Joyce (Chair) and Rittenhouse, and Ms. Schafer. Mr. Coradino was appointed to the Audit Committee in June 2006 and served through February 2007. Mr. Bauer served as a member of the Audit Committee throughout 2006, and resigned from the Board and the Audit Committee in February 2007. Mr. Rittenhouse was appointed to the Audit Committee in February 2007. The Board has determined that each member of the Audit Committee is independent as defined in the applicable NASDAQ listing standards and Securities and Exchange Commission (referred to as the “SEC”) regulations. The Board of A.C. Moore has determined that Mr. Joyce and Mr. Rittenhouse each qualify as an “audit committee financial expert” as that term is defined in SEC regulations. The report of the Audit Committee is set forth on page 12 of this proxy statement.
     Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board regarding the salaries, bonuses and other forms of compensation for executive officers and directors of A.C. Moore and administers various compensation and benefit plans. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter adopted by the Compensation Committee and the Board, a copy of which can be found on A.C. Moore’s website at www.acmoore.com/corporate.asp. For a discussion of A.C. Moore’s processes and procedures for the consideration and determinations of executive compensation, see “Compensation Discussion and Analysis” beginning on page 21 of this proxy statement and for a discussion of A.C. Moore’s processes and procedures for the consideration and determinations of director compensation, see “— Director Compensation — Process and Procedures for Determining Director Compensation.”
     The current members of the Compensation Committee are Ms. Schafer (Chair) and Messrs. Coradino and Joyce. Ms. Schafer was appointed to the Compensation Committee in February 2006 and appointed as Chair of the Compensation Committee in November 2006. Mr. Lesser served as the Chair of the Compensation Committee until November 2006. Mr. Lesser served as a member of the Compensation Committee throughout 2006 and resigned from the Board and the Compensation Committee in February 2007. Mr. Coradino was appointed to the Compensation Committee in November 2006. The Board has determined that each member of the Compensation Committee is independent as defined in the applicable NASDAQ listing standards. The report of the Compensation Committee begins on page 28 of this proxy statement.
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size of the Board and each committee of the Board; identifies individuals qualified to become members of the Board consistent with the criteria approved by the Nominating and Corporate Governance Committee; establishes policies regarding the consideration of director candidates recommended by shareholders; establishes procedures to be followed by shareholders in submitting recommendations for director candidates; considers candidates nominated by shareholders in accordance with A.C. Moore’s amended and restated bylaws (referred to as the “bylaws”); recommends to the Board the director nominees for each annual meeting of shareholders; assists the Board in the event of a vacancy by identifying individuals to fill such vacancy; makes recommendations to the Board regarding determinations of independence of the members of the Board; makes annual recommendations to the Board regarding director nominees for each board committee; develops and recommends to the Board corporate governance guidelines; monitors and updates A.C. Moore’s corporate governance principles and policies; reviews and makes recommendations to the Board with respect to A.C. Moore’s code of ethics; advises the Compensation Committee and the Board on director compensation from time to time; oversees new director orientation to A.C. Moore and leads the Board’s annual review of the Board’s performance. The responsibilities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee Charter adopted by the Nominating and Corporate Governance Committee and the Board, a copy of which can be found on A.C. Moore’s website at www.acmoore.com/corporate.asp.
     The current members of the Nominating and Corporate Governance Committee are Messrs. Coradino (Chair), Joyce and McLachlan. Mr. Bauer served as the Chair of the Nominating and Corporate Governance Committee until June 2006. He served as a member of the Nominating and Corporate Governance Committee throughout 2006, and resigned from the Board and from the Nominating and Corporate Governance Committee in February 2007. Mr. Drake served as a member of the Nominating and Corporate Governance Committee throughout 2006, and resigned from the Board and the Nominating and Corporate Governance Committee in February 2007. Mr. Kaplan was appointed to the Nominating and Corporate Governance Committee in February 2006 after the death of Eli J. Segal, Lead Director, in February 2006, and became its Chair in June 2006 upon Mr. Bauer’s resignation from this position. Mr. Kaplan resigned from the Board and the Nominating and Corporate Governance Committee in November 2006. Richard G. Lesser was appointed to the Nominating and Corporate Governance Committee in November 2006, and resigned from the Board and the Nominating and Corporate Governance Committee in February 2007. Messrs. Coradino and McLachlan were each appointed to the Nominating and Corporate Governance Committee in February 2007. Mr. Joyce was appointed to the Nominating and Corporate Governance Committee in April 2007. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the applicable NASDAQ listing standards.
     The information on the website listed above is not, and should not be, considered part of this proxy statement and is not incorporated by reference in this document. This website is, and is only intended to be, an inactive textual reference.
Director Nomination Process
     Director Qualifications. While the Nominating and Corporate Governance Committee has not established any specific, minimum qualifications that must be met by nominees, in considering possible candidates for nomination as a director, nominees are selected on the basis of outstanding achievement in their careers; broad experience; education; independence under applicable rules of NASDAQ and SEC; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board and committee duties. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interests of shareholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the

Audit Committee must meet additional standards of independence and have the ability to read and understand A.C. Moore’s financial statements.
     Director Nominee Selection Process. In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to A.C. Moore during the past term, including, but not limited to, the number of board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves.
     In the case of a new director candidate, the selection process for director candidates includes the following steps:
•	identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from current directors and executives and recommendations received from shareholders;

•	possible engagement of a director search firm;

•	interviews of candidates by the Nominating and Corporate Governance Committee;

•	reports to the Board by the Nominating and Corporate Governance Committee on the selection process;

•	recommendations by the Nominating and Corporate Governance Committee; and

•	formal nominations by the Board for inclusion in the slate of directors at the annual meeting.
     Mr. McLachlan was proposed as a candidate by non-management members of the Board based on the recommendation of our Chief Executive Officer. After evaluating Mr. McLachlan’s qualifications, the Nominating and Corporate Governance Committee recommended him to the Board as a director candidate.
     The Nominating and Corporate Governance Committee will consider nominating properly submitted shareholder recommendations for director candidates. Director candidates recommended by shareholders are given the same consideration by the Nominating and Corporate Governance Committee as candidates suggested by directors and executive officers.
     Consideration of Director Candidates Recommended by Shareholders. A shareholder who wishes to recommend a prospective director nominee should submit the shareholder’s recommendation to the Chair of the Nominating and Corporate Governance Committee in writing c/o A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. The following information must be included in or attached to the letter:
•	the name and address of the shareholder making the recommendation and each recommended nominee;

•	a representation that the shareholder is a holder of record of capital stock of A.C. Moore entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons recommended for nomination;

•	a description of all arrangements and understandings between the shareholder and each recommended nominee and any other person or persons (naming such person or persons) pursuant to which the recommendation was made by the shareholder;

•	such other information regarding each recommended nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if the nominee were to be nominated by the Board; and

•	the consent of each recommended nominee to serve as a director of A.C. Moore if so nominated and elected.
     The deadline for submitting shareholder recommendations pursuant to the foregoing procedures for the 2008 annual meeting of shareholders is December 31, 2007. All shareholder recommendations which are late or non-conforming will be rejected by A.C. Moore.
     In addition, under A.C. Moore’s bylaws, shareholders are permitted to nominate directors to be elected at a meeting of shareholders by providing notice and the other required information specified in the bylaws. A.C. Moore’s bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.3 to A.C. Moore’s Form 8-K filed on August 27, 2004, or upon the shareholder’s written request to Amy Rhoades, Vice President and General Counsel, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009. Nominations with respect to the 2008 annual meeting of shareholders must be received on or prior to December 31, 2007. All late or non-conforming nominations will be rejected.
Audit Committee Report
     On March 8, 2007, the Audit Committee met with management to review and discuss the audited financial statements as well as management’s assessment of the effectiveness of internal control over financial reporting. Management represented to the Audit Committee that A.C. Moore’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also conducted discussions with A.C. Moore’s independent registered public accounting firm, PricewaterhouseCoopers, regarding the matters required by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. As required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as adopted by the Public Company Accounting Oversight Board, the Audit Committee has discussed with and received the required written disclosures and confirming letter from PricewaterhouseCoopers regarding its independence and has discussed with PricewaterhouseCoopers its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements as well as management’s assessment of the effectiveness of internal control over financial reporting be included in A.C. Moore’s Annual Report on Form 10-K for the year ended December 31, 2006.
     This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that A.C. Moore specifically requests that the Report be specifically incorporated by reference.
THE AUDIT COMMITTEE
Michael J. Joyce (Chair)
Lori J. Schafer
Thomas S. Rittenhouse

Director Compensation
     The following table sets forth the compensation of non-employee directors for their service as directors during 2006. Each of Messrs. Lepley and Fine is, and Mr. Parker was, an employee of A.C. Moore and, as such, not compensated as a director. Messrs. McLachlan and Rittenhouse did not serve as directors during 2006 and are therefore not included in the table below.

	Fees Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)(1)(2)(3)	($)	($)
Richard J. Bauer	38,000	161,858	—	199,858
Joseph F. Coradino	18,125	35,125	—	53,250
Richard J. Drake	32,500	161,858	—	194,358
Michael J. Joyce	97,500 (4)	104,125	—	201,625
William Kaplan (5)	24,625	35,125	—	59,750
Richard G. Lesser	35,000	161,858	—	196,858
Lori J. Schafer	38,125	66,958	—	105,083
Eli J. Segal (6)	33,753	219,900 (7)	63,910 (8)	317,563

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards (referred to as “FAS”) No. 123 (revised 2004), “Share-Based Payment,” as modified or supplemented (referred to as “FAS 123R”) based on assumptions set forth in Note 1 to the consolidated financial statements included in A.C. Moore’s Annual Report on Form 10-K for the year ended December 31, 2006 (referred to as the “2006 Form 10-K”) and disregarding estimates of forfeitures related to service-based vesting conditions. These dollar amounts include amounts for awards granted in and prior to 2006.

(2)	With the exception of Mr. Segal, the directors were each granted options to purchase 10,000 shares of Common Stock under A.C. Moore’s 2002 Stock Option Plan (referred to as the “2002 Plan”) on August 3, 2006 with an exercise price of $16.88 per share. The options vest and become exercisable in full on the first anniversary of the date of grant. The grant date fair value, as computed in accordance with FAS 123R based on assumptions set forth in Note 1 to the consolidated financial statements included in A.C. Moore’s 2006 Form 10-K of each of these option awards is $84,300.

(3)	The following table sets forth information concerning unexercised options for the directors as of December 31, 2006, except that the option expiration dates for options held by Messrs. Bauer, Drake, Kaplan and Lesser have been updated to reflect the Board’s approval in 2007 of a five-year exercisability period beginning on their respective dates of retirement. With the exception of the grants expiring on August 3, 2016, all stock options vest and become exercisable in three equal installments each year beginning on the first anniversary of the date of grant. The grants expiring on August 3, 2016 vest in full on the first anniversary of the date of grant. All options have a 10-year term.

	Option Awards
		Number of
		Securities
	Number of Securities	Underlying
	Underlying	Unexercised
	Unexercised Options	Options	Option
	(#)	(#)(1)	Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date
Richard J. Bauer	14,000	—	2.88	07/19/2009
	20,000	—	3.94	07/18/2010
	20,000	—	8.32	07/18/2011
	20,000	—	19.11	02/19/2012
	20,000	—	26.67	02/19/2012
	6,668	3,332	21.95	02/19/2012
	3,333	6,667	23.51	02/19/2012
	—	10,000	16.88	02/19/2012

Joseph F. Coradino	—	10,000	16.88	08/03/2016

Richard J. Drake	20,000	—	8.32	07/18/2011
	20,000	—	19.11	02/19/2012
	20,000	—	26.67	02/19/2012
	6,668	3,332	21.95	02/19/2012
	3,333	6,667	23.51	02/19/2012
	—	10,000	16.88	02/19/2012

Michael J. Joyce	6,668	3,332	21.95	08/26/2014
	3,333	6,667	23.51	08/25/2015
	—	10,000	16.88	08/03/2016

William Kaplan	—	10,000	16.88	11/22/2011

Richard G. Lesser	20,000	—	19.11	02/19/2012
	20,000	—	26.67	02/19/2012
	6,668	3,332	21.95	02/19/2012
	3,333	6,667	23.51	02/19/2012
	—	10,000	16.88	02/19/2012

Lori J. Schafer	3,333	6,667	23.51	08/25/2015
	—	10,000	16.88	08/03/2016

Eli J. Segal	20,000	—	19.11	02/20/2011
	20,000	—	26.67	02/20/2011
	10,000	—	21.95	02/20/2011
	10,000	—	23.51	02/20/2011

(4)	Includes $25,000 for service as Chair of the Board’s Chief Executive Officer Search Committee.

(5)	Mr. Kaplan retired effective November 22, 2006.

(6)	Mr. Segal passed away on February 20, 2006.

(7)	Includes an additional $56,000 in incremental fair value recognized under FAS 123R due to the immediate vesting of Mr. Segal’s options upon his date of death. Mr. Segal’s estate has five years from his date of death to exercise all vested options.

(8)	Represents a death benefit of $50,000 and $13,910 payment for secretarial services.

     Process and Procedures for Determining Director Compensation
     The Compensation Committee reviews and makes recommendations to the Board regarding the compensation of A.C. Moore’s non-employee directors. From time to time, the Compensation Committee solicits input from the Nominating and Corporate Governance Committee, as well as from independent outside consultants engaged by the Compensation Committee. The full Board, upon the recommendation of the Compensation Committee, approves director compensation. In February 2007, the Compensation Committee asked Hay Group, the independent outside compensation consultant retained to assist the Compensation Committee in its analysis of A.C. Moore’s executive compensation programs, to perform an analysis of A.C. Moore’s non-employee director compensation and make recommendations to the Compensation Committee regarding any changes to director compensation, including the implementation of director stock ownership guidelines. Hay Group presented data on director compensation at comparable companies in A.C. Moore’s market to the Compensation Committee. Hay Group worked directly with the Compensation Committee, receiving assignments and direction from the Compensation Committee Chair.
     2006 Compensation
     Fees. The compensation payable to all of A.C. Moore’s non-employee directors in 2006 was as follows:
•	an annual cash retainer of $30,000;

•	an additional annual cash retainer of $50,000 for the Chairman of the Board;

•	an additional annual cash retainer of $15,000 for the chair of the Audit Committee and $5,000 for each other member of the Audit Committee;

•	an additional annual cash retainer of $5,000 for the chair of the Compensation Committee and $2,500 for each other member of the Compensation Committee; and

•	an additional annual cash retainer of $3,500 for the chair of the Nominating and Corporate Governance Committee and $2,500 for each other member of the Nominating and Corporate Governance Committee.
     Mr. Coradino’s compensation was pro-rated based upon the portion of the year during which he served as a director.
     Mr. Joyce also received a $25,000 fee in 2006 for his services as Chair of the Board’s Chief Executive Officer Search Committee.
     Stock Options. In August 2006, each non-employee director was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $16.88 per share, the NASDAQ closing price on the grant date. These options become exercisable in full on the first anniversary of the grant date and have a term of 10 years.
     Benefits for Mr. Segal. In consideration of Mr. Segal’s services as the Lead Director, in March, 2006, the Board approved an award to Mr. Segal’s estate of a death benefit equal to $50,000 in cash and agreed to have A.C. Moore continue to pay the expenses related to Mr. Segal’s secretary for a period of two months from the date of his death. The Board also approved the immediate vesting of all of Mr.

Segal’s options and a five-year exercise period from his date of death, not to exceed the original 10-year term for each option.
     2007 Compensation
     Fees. Based on recommendations by Hay Group, A.C. Moore’s outside compensation consultant, in April 2007, the Board approved the following new compensation structure for non-employee directors:
•	an annual cash retainer of $35,000;

•	an additional annual cash retainer of $50,000 for the Chairman of the Board;

•	an additional annual cash retainer of $15,000 for the chair of the Audit Committee and $10,000 for each other member of the Audit Committee;

•	an additional annual cash retainer of $10,000 for the chair of the Compensation Committee and $5,000 for each other member of the Compensation Committee;

•	an additional annual cash retainer of $7,500 for the chair of the Nominating and Corporate Governance Committee and $5,000 for each other member of the Nominating and Corporate Governance Committee; and

•	an annual grant of restricted stock with a market value of approximately $50,000 on the date of grant.
     These changes will be effective as of the 2007 Annual Meeting, provided the shareholders approve the Stock Incentive Plan, which provides for the grant of restricted stock as one of the types of awards available under the Stock Incentive Plan. See “Proposal 2: Approval of Stock Incentive Plan” for a discussion of the terms of the Stock Incentive Plan.
     Stock Ownership Guidelines for Directors. Subject to shareholder approval of the Stock Incentive Plan and based on Hay Group’s recommendations, the Board has approved the implementation of stock ownership guidelines for the non-employee directors. Requiring minimum levels of stock ownership by non-employee directors is consistent with the Board’s objective of aligning director and shareholder interests.

Directors Subject to Guidelines	Ownership Multiple of Annual Cash Retainer
All Non-Employee Directors	Three (3) times
     Non-employee directors are expected to comply with these ownership requirements by the end of a five-year period beginning in 2007. Shares that are counted for purposes of satisfying ownership requirements are shares directly or indirectly owned and grants and awards under equity incentive plans (such as vested and unvested restricted stock). Stock options do not count towards satisfaction of the ownership requirements.
     Stock Options to New Non-Employee Directors. In February 2007, the Board granted an option to purchase 3,500 shares of Common Stock at an exercise price of $20.37, the NASDAQ closing price on the grant date, to each of Mr. McLachlan and Mr. Rittenhouse. These options become exercisable in full on the first anniversary of the grant date and have a term of seven years.

     Benefits for Retiring Directors
     In November 2006, Mr. Kaplan retired from the Board and, in February 2007, Messrs. Bauer, Drake and Lesser retired from the Board. In consideration of their many years of service to A.C. Moore, in April 2007 the Board approved a one-time retirement award of $9,375, $8,125 and $8,750, respectively, for Messrs. Bauer, Drake and Lesser, which payments would have been received had these directors remained on the Board through the 2007 Annual Meeting. In addition, in accordance with their options granted under A.C. Moore’s 1997 Plan (as defined below) and 2002 Plan, unvested stock options held by Messrs. Bauer, Drake, Kaplan and Lesser will continue to vest over their remaining terms and they will have up to five years from their respective dates of retirement to exercise all vested stock options, not to exceed the original 10-year term of each option.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of Common Stock by (i) each person who is known by A.C. Moore to be the beneficial owner of more than 5% of Common Stock, (ii) each director and nominee for director of A.C. Moore, (iii) each executive officer of A.C. Moore named in the Summary Compensation Table and (iv) all directors and executive officers of A.C. Moore as a group. The information about the beneficial owners contained in the table below is based on information supplied by such persons or SEC filings. Except as otherwise indicated, to the knowledge of A.C. Moore, the beneficial owners of Common Stock listed below have sole investment and voting power with respect to such shares.

	Shares Beneficially Owned (1)
	Amount and
	Nature of
	Beneficial		Percent of
Name of Beneficial Owner	Ownership		Class
Rick A. Lepley	53,333	(2)	*
Lawrence H. Fine	230,778	(3)	1.1
Marc Katz	0		*
Amy Rhoades	0		*
Jack Parker	530,680	(4)	2.6
Leslie H. Gordon	35,000	(5)	*
Patricia A. Parker	47,500	(6)	*
Jeffrey C. Gerstel	0	(7)	*
Joseph F. Coradino	0		*
Michael J. Joyce	10,001	(8)	*
Neil A. McLachlan	0		*
Thomas S. Rittenhouse	1,000	(9)	*
Lori J. Schafer	3,333	(10)	*
All executive officers and directors as a group (9 persons)	298,445	(11)	1.5

Citadel Limited Partnership Citadel Investment Group, L.L.C. Kenneth Griffin Citadel Equity Fund Ltd.	1,035,157	(12)	5.1
Dimensional Fund Advisors LP	1,141,946	(13)	5.6

Highside Capital Management, L.P. Highside Management, LLC H. Lee S. Hobson	1,450,000	(14)	7.2
Royce & Associates, LLC	1,297,900	(15)	6.4
S.A.C. Capital Advisors, LLC S.A.C. Capital Management, LLC S.A.C. Capital Associates, LLC	1,630,111	(16)	8.1
Steven Cohen	1,680,111	(16)	8.3
T. Rowe Price Associates, Inc.	2,171,360	(17)	10.7
Vardon Capital, LLC Vardon Partners, LP Vardon Partners II, LP Vardon International, Ltd. Vardon International BP, Ltd. Vardon Focus Fund, LP Vardon Focus Fund II, LP	1,280,310	(18)	6.3

	Shares Beneficially Owned (1)
	Amount and
	Nature of
	Beneficial		Percent of
Name of Beneficial Owner	Ownership		Class
Vardon Focus Fund International, Ltd. Vardon Focus International BP, Ltd. Vardon Continuum Fund, LP
Vardon Capital Management, LLC Richard W. Shea, Jr.	1,390,417	(18)	6.9
Wells Fargo & Company	1,402,750	(19)	6.9

*	Denotes less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Common Stock. Shares of Common Stock issuable upon the exercise of securities currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes 53,333 options exercisable within 60 days of the Record Date.

(3)	Includes (i) 23,500 shares of Common Stock; (ii) 206,674 options exercisable within 60 days of the Record Date; (iii) 4 shares of Common Stock allocated to Mr. Fine’s account under A.C. Moore’s 401(k) Plan; and (iv) 600 shares of Common Stock held in a custodial account for the benefit of Mr. Fine’s child.

(4)	Based solely on a Schedule 13G/A filed with the SEC on November 9, 2006. Mr. Parker retired as A.C. Moore’s Chief Executive Officer effective June 1, 2006. The filing indicates that Mr. Parker’s holdings exclude the following owned by his spouse, Patricia A. Parker, as to all of which Mr. Parker disclaims beneficial ownership: (i) 35,000 shares of Common Stock; and (ii) 22,500 options exercisable within 60 days of October 31, 2006. For information on Patricia A. Parker’s beneficial ownership based on information available to A.C. Moore as of the Record Date, see the table above and footnote (6) below.

(5)	Based on information available to A.C. Moore as of the Record Date. Mr. Gordon retired as A.C. Moore’s Executive Vice President and Chief Financial Officer effective July 31, 2006. Includes 35,000 options exercisable within 60 days of the Record Date.

(6)	Based on information available to A.C. Moore as of the Record Date. Ms. Parker retired as A.C. Moore’s Executive Vice President, Merchandising effective June 30, 2006. Includes (i) 35,000 shares of Common Stock; and (ii) 12,500 options exercisable within 60 days of the Record Date.

(7)	Based on information available to A.C. Moore as of the Record Date. Mr. Gerstel resigned as A.C. Moore’s Executive Vice President, Store Operations effective November 17, 2006.

(8)	Includes 10,001 options exercisable within 60 days of the Record Date.

(9)	Includes 1,000 shares of Common Stock held jointly with his spouse.

(10)	Includes 3,333 options exercisable within 60 days of the Record Date.

(11)	Includes 273,341 options exercisable within 60 days of the Record Date and 4 shares of Common Stock allocated to the accounts of executive officers under A.C. Moore’s 401(k) Plan. Excludes shares beneficially owned by Jack Parker, Leslie H. Gordon, Patricia A. Parker and Jeffrey C. Gerstel, each of whom was not an executive officer or a director as of the Record Date.

(12)	Based solely on a Schedule 13G filed with the SEC on February 21, 2007 by Citadel Limited Partnership (referred to as “CLP”), Citadel Investment Group, L.L.C. (referred to as “CIG”), Kenneth Griffin (referred to as “Griffin”) and Citadel Equity Fund Ltd. (referred to as “CEF”). The filing indicates that each of CLP, CIG, Griffin and CEF has shared voting power and shared dispositive power over 1,035,157 shares of Common Stock. The address of each of CLP, CIG, Griffin and CEF is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(13)	Based solely on Schedule 13G/A filed with the SEC on February 9, 2007 by Dimensional Fund Advisors LP (referred to as “Dimensional Fund”). The address of Dimensional Fund is 1299 Ocean Avenue, Santa Monica, California 90401. These securities are owned by various individual and/or institutional investors, which Dimensional Fund serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), Dimensional Fund is deemed to be a beneficial owner of such securities; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such securities.

(14)	Based solely on a Schedule 13G filed with the SEC on October 30, 2006, Highside Capital Management, L.P. (referred to as “HCM”), Highside Management, LLC (referred to as “HM”) and H. Lee S. Hobson (referred to as “Hobson”). The filing indicates that HCM, HM and Hobson have sole voting power and sole dispositive power over these shares of Common Stock. HCM serves as an investment adviser to certain funds, HM is the general partner of HCM and Hobson is the President and managing partner of HM. For purposes of the reporting requirements of the Exchange Act, each of HCM, HM and Hobson is deemed to be a beneficial owner of such securities; however, each of them expressly disclaims being, in fact, the beneficial owner of such securities. The address of each of HCM, HM and Hobson is 100 Crescent Court, Suite 860, Dallas, Texas 75201.

(15)	Based solely on a Schedule 13G filed with the SEC on January 17, 2007 by Royce & Associates, LLC. The filing indicates that Royce & Associates, LLC has sole voting power and sole dispositive power over these shares of Common Stock. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(16)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2007 by S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, S.A.C. Capital Associates, LLC, Sigma Capital Management, LLC and Steven A. Cohen. The filing indicates that each of S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, S.A.C. Capital Associates, LLC and Mr. Cohen has shared voting power and shared dispositive power over 1,630,111 shares. In addition, Mr. Cohen and Sigma Capital Management, LLC share voting and dispositive power over 50,000 shares of Common Stock. The address of S.A.C. Capital Advisors,

LLC and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902. The address of S.A.C. Capital Management, LLC and Sigma Capital Management, LLC is 540 Madison Avenue, New York, New York 10022. The address of S.A.C. Capital Associates, LLC is P.O. Box 58, Victoria House, The Valley, Anguilla, British West Indies. For purposes of the reporting requirements of the Exchange Act, S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, S.A.C. Capital Associates, LLC, Sigma Capital Management, LLC and Mr. Cohen are deemed to be beneficial owners of such securities; however, S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, Sigma Capital Management, LLC and Mr. Cohen expressly disclaim that they are, in fact, the beneficial owners of such securities.

(17)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2007 by T. Rowe Price Associates, Inc. (referred to as “Price Associates”). The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(18)	Based solely on a Schedule 13G filed with the SEC on February 14, 2007 by (i) Vardon Capital, LLC (referred to as “VC”), general partner of Domestic Funds, as defined below, (ii) Vardon Capital Management, LLC (referred to as “VCM”), investment manager of Domestic Funds and Offshore Funds, as defined below, (iii) Richard W. Shea, Jr., sole managing member of VC and VCM (referred to as “Shea”), (iv) Vardon Partners, LP, Vardon Partners II, LP, Vardon Focus Fund, LP, Vardon Focus Fund II, LP and Vardon Continuum Fund, LP (collectively referred to as “Domestic Funds”); and (v) Vardon International, Ltd., Vardon International BP, Ltd., Vardon Focus Fund International, Ltd. and Vardon Focus International BP, Ltd. (collectively referred to as “Offshore Funds”). The filing indicates that VC, Domestic Funds and Offshore Funds have shared voting power and shared dispositive over 1,280,310 shares of Common Stock. Each of VCM and Shea has shared voting power and shared dispositive over 1,390,417 shares of Common Stock. The address of VC, VCM, Shea and Domestic Funds is 120 West 45th Street, 17th Floor, New York, New York 10036. The address of Offshore Funds is Admiral Financial Center, P.O. Box 32021 SMB, 90 Fort Street, Grand Cayman, Cayman Islands, B.W.I.

(19)	Based solely on a Schedule 13G filed with the SEC on January 24, 2007 by Wells Fargo & Company on its own behalf and on behalf of the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Peregrine Capital Management, Inc. and Wells Fargo Bank, National Association. The filing indicates that Wells Fargo & Company has sole voting power over 1,331,250 shares of Common Stock and sole dispositive power over 1,397,950 shares of Common Stock. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104.

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
     A.C. Moore’s executive officers, as of the Record Date, who are not also directors are as follows:

Name	Age	Position
Marc Katz	42	Executive Vice President and Chief Financial Officer
Amy Rhoades	35	Vice President and General Counsel
     Mr. Katz has served as Executive Vice President and Chief Financial Officer of A.C. Moore since September 2006. Previously, Mr. Katz was Senior Vice President and Chief Information Officer of Foot Locker, Inc., a New York Stock Exchange traded specialty athletic retailer, a position he held from May 2003 to September 2006. Mr. Katz served as Vice President and Chief Information Officer of Foot Locker from July 2002 to May 2003. From 1997 to 2002, Mr. Katz served in the following capacities at the financial services center of Foot Locker: Vice President and Controller from July 2001 to July 2002; Controller from December 1999 to July 2001; Retail Controller from October 1997 to December 1999; and Director Inventory Control from June 1997 to October 1997. Prior to his employment with Foot Locker, Mr. Katz served for eight years at The May Department Stores Company, an operator of department store chains, in various financial positions.
     Ms. Rhoades has served as Vice President and General Counsel of A.C. Moore since July 2006. From April 2003 to July 2006, Ms. Rhoades was an attorney with Blank Rome LLP, a law firm based in Philadelphia, Pennsylvania. Ms. Rhoades joined Blank Rome as a summer associate in 2001.
COMPENSATION DISCUSSION AND ANALYSIS
Overview
     A.C. Moore has experienced significant changes in the composition of its senior management and Board during 2006 and early 2007. Three of our four named executive officers are new to A.C. Moore, including our Chief Executive Officer and Chief Financial Officer who joined us in June and September 2006, respectively. Since June 2006, four members of our Board retired after decades of service to A.C. Moore and three new directors were appointed to our Board. We are focused on improving profitability and are restructuring our compensation program to achieve this goal. Unless otherwise indicated, this Compensation Discussion and Analysis sets forth the executive compensation program which we have developed and are now implementing. We have also included information about our compensation program and philosophy prior to these recent developments as appropriate.
Our Philosophy
     Our compensation program is based on the principles and objectives set forth below.
•	We structure our compensation program to target the median of the market in which we compete for executive talent.

•	We strive to develop compensation programs that emphasize pay-for-performance.

•	We strive to ensure the compensation programs maintain an appropriate balance between base salary, annual and long-term incentive compensation.

•	We motivate our executives to achieve financial and operational goals by providing them with opportunities to earn short and long-term incentive payments, at market amounts, based on above-market performance.

•	We strive to align the earnings prospects and interests of executives with those of our shareholders.

•	We believe our executives should have meaningful levels of ownership of A.C. Moore stock.

•	We seek to retain and motivate a talented management team to continually maximize shareholder value.
Components of Compensation
     In line with our philosophy, A.C. Moore provides a compensation program with both fixed and variable components. Fixed compensation, which consists of base salary, is designed to attract and retain executive talent. Variable compensation, which consists of annual and long-term incentive programs, delivers potential awards to executives which depend, in part, upon both A.C. Moore’s and the individual’s performance. In addition, A.C. Moore offers a limited number of benefits programs. The main elements of A.C. Moore’s executive compensation programs are outlined in the table below.

Compensation Element	Purpose	Key Considerations
Base Salary	Represents pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are established based on scope of responsibility, internal equity, individual performance and competitiveness versus the relevant external market or peer group and A.C. Moore’s operating performance.

Annual Incentives (1)	Rewards achievement of specific, short-term financial goals with adjustments based on the individual’s performance.	Represents a performance-based annual cash incentive opportunity. The amount earned varies relative to the targeted level based on A.C. Moore’s actual results as well as the individual’s performance. Target awards are set at approximately the median of the market.

Long-Term Incentive: Stock Options Under the 1997 and 2002 Plans	Rewards participants if the value of A.C. Moore stock increases. Aligns executives’ interest with that of shareholders.	Represents a long-term equity incentive opportunity. The value realized depends on A.C. Moore’s performance as compared to metrics established and approved by the Compensation Committee. Historically, A.C. Moore has used stock options as its primary long-term incentive vehicle for management.

Long-Term Incentive: Equity Grants Under Stock Incentive Plan (Subject to Shareholder Approval) (2)	Motivates and rewards participants for meeting long-term goals. Allows for flexibility in granting future awards. Permits grants of appreciation only vehicles, full value vehicles and performance-based awards.	The mix of long-term incentive vehicles should strike an appropriate balance between performance, shareholder value and executive retention.

Compensation Element	Purpose	Key Considerations
Retirement Benefits	Provide benefits to executives and other employees upon retirement from A.C. Moore.	We provide a 401(k) employee contribution plan with A.C. Moore contributions, which is available to all employees.

Employee Welfare Plans and Other Benefits	Provide basic health, life and income security needs.	These plans offer medical, life, dental, disability and other employee welfare benefits and severance and change-in-control protection. The receipt of certain perquisites such as automobile allowances and special insurance policies was eliminated in June and July of 2006.

(1)	The Annual Incentive Plan for performance in the year 2007 was previously approved by A.C. Moore’s Board. A.C. Moore is now seeking shareholder approval of the Annual Incentive Plan to satisfy requirements of the Code, as defined below. See “Proposal 3: Approval of Annual Incentive Plan” beginning on page 54 of this proxy statement for more information about the Annual Incentive Plan.

(2)	The Stock Incentive Plan was previously approved by A.C. Moore’s Board. A.C. Moore is seeking shareholder approval of the Stock Incentive Plan to satisfy certain requirements of the Code and the NASDAQ Marketplace Rules. See “Proposal 2: Approval of Stock Incentive Plan” beginning on page 45 of this proxy statement for more information about the Stock Incentive Plan.
Compensation Committee Process
     The Compensation Committee of our Board determines our overall compensation philosophy. The Compensation Committee is also responsible for reviewing and recommending to the Board the elements of our executive officers’ compensation. The other duties and responsibilities of the Compensation Committee are set forth on page 9 of this proxy statement.
     The Compensation Committee recommends to the full Board the Chief Executive Officer’s overall compensation. The Compensation Committee and the other independent members of the Board discuss the Chief Executive Officer’s compensation during executive session based on their assessment of his individual performance and the financial and operating performance of A.C. Moore. Compensation for the other named executive officers is based on recommendations to the Compensation Committee from the Chief Executive Officer and the Vice President of Human Resources. The Compensation Committee considers these recommendations based on individual responsibility, experience and overall performance. Generally, the full Board, upon the Compensation Committee’s recommendation, approves the compensation and employment agreements of A.C. Moore’s principal executive, financial and operating officers; and the Board has delegated to the Compensation Committee the authority to approve the compensation for all other officers.
     During 2006, the Board and the Compensation Committee negotiated an employment agreement with Rick A. Lepley, Chief Executive Officer who joined us in June 2006. For the Chief Executive Officer search, the Board retained Korn/Ferry International, an executive search firm which provided the Board with data relating to the compensation of chief executive officers at peer companies. In addition, during 2006, the Board and the Compensation Committee also approved employment agreements with Marc Katz, our Executive Vice President and Chief Financial Officer who joined us in September 2006, and Amy Rhoades, our Vice President and General Counsel who joined us in July 2006. The terms of the employment agreements with Mr. Lepley, Mr. Katz and Ms. Rhoades are discussed on pages 33 to 38.

The Board and the Compensation Committee believe the terms of the compensation for the current executive officers and agreements with Mr. Lepley, Mr. Katz and Ms. Rhoades are consistent with the practices of other similarly situated retailers.
     To assist the Compensation Committee in executing its responsibilities, including, but not limited to, developing the Annual Incentive Plan and Stock Incentive Plan, the Compensation Committee approved the retention of an independent outside consultant (Hay Group). In October 2006, A.C. Moore also retained Hay Group to perform an executive compensation analysis. The consultant worked with the Compensation Committee through management, principally, our Vice President of Human Resources, to develop information and guidance concerning best practices and trends in executive compensation and to provide analysis of A.C. Moore’s compensation programs based on retail market data. The consultant received assignments and direction by the Chair of the Compensation Committee with input from the Vice President of Human Resources and other members of management, as appropriate. Reports and information from these assignments were presented to the Compensation Committee for consideration and appropriate action at Compensation Committee meetings.
     Generally, the Compensation Committee reviews and adjusts targeted compensation levels annually at its first meeting of the year. The Compensation Committee will also meet periodically during the year to consider compensation programs and to gain relevant information and context for determining compensation for executives.
     A.C. Moore believes that to attract and retain qualified management, pay levels (including base salary, incentive compensation and benefits) should be targeted at the 50th percentile or median of pay levels of comparable positions at comparable companies in the market, including the peer group. Actual compensation may vary from these targets based on several factors, including individual performance, experience, roles and responsibilities and A.C. Moore performance.
     The primary reference points for the determination of market pay practices are the compensation levels (base salary, short-term and long-term incentives) for retail companies with sales and market capitalizations generally consistent with that of A.C. Moore. A.C. Moore believes that pay levels should reflect the complexity and size of our business, and that sales and market capitalization are good surrogates for these factors. In this regard, we rely on information generated by our Human Resources department as well as information prepared by outside consultants.
     Retail market data is used, in part, to set compensation for the executive officers, but it is not the sole point of reference. Total compensation of executive officers, including the Chief Executive Officer, is determined after reviewing the executive’s performance, long-term potential, responsibilities and experience within the context of the market data. In addition to these factors, A.C. Moore also considers internal pay equity within the executive group.
     The Compensation Committee takes into account the estimated accounting (pro forma expense) and the tax impact of all material changes to the executive compensation program and discusses such matters periodically during the year. In general, the policy of A.C. Moore and the Compensation Committee is to optimize the tax deductibility of executive compensation so long as deductibility is consistent with the more important objectives of retaining executives and maintaining competitive, motivational and performance-based compensation programs that are aligned with shareholder interests. The Compensation Committee has been advised that, based on current interpretations, awards under the 1997 Director, Employee and Consultant Stock Option Plan (referred to as the “1997 Plan”), the 2002 Plan, the Stock Incentive Plan and the Annual Incentive Plan, subject to shareholder approval of the Stock Incentive Plan and the Annual Incentive Plan at the 2007 Annual Meeting, should satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as

amended (referred to as the “Code”). The Compensation Committee has also been advised that restricted stock awards which vest based on continued employment with A.C. Moore do not qualify as performance-based compensation, and so may not be tax-deductible under Code Section 162(m), unless the number of the restricted stock awards to be granted is based on the satisfaction of performance criteria.
Elements of Our Compensation Program
     Base Salary. Base salaries are an important element of compensation and provide executives with a base level of income. In determining base pay, the Compensation Committee considers multiple factors, including the executive’s responsibilities, individual performance against predetermined objectives, base salary competitiveness as compared to the external market, internal equity, and A.C. Moore’s financial and operating performance. The Compensation Committee does not use a specific formula for evaluating the executive. Instead, executives are assessed primarily by the Chief Executive Officer based upon how they contributed to A.C. Moore’s business success in their areas of responsibility. None of our current executive officers received an increase or decrease in base salary during 2006 or in 2007 as of the date of this proxy statement. Our former executive officers likewise did not receive any base salary increases or decreases in 2006.
     Annual Incentives. Annual cash bonuses under the Annual Incentive Plan are intended to reward performance during the year, and therefore, can be highly variable from year to year. In February 2007, the Compensation Committee and the Board approved the Annual Incentive Plan for performance in 2007 for A.C. Moore’s employees, including the current executive officers. For performance in 2007, most participants in the Annual Incentive Plan will be eligible to receive a cash payment denominated as a percentage of base salary depending on both A.C. Moore’s performance relative to pre-tax income targets and the individual’s achievement of pre-determined, measurable performance goals. The Chief Executive Officer, Chief Financial Officer and Chief Operating Officer will be eligible to receive a cash payment denominated as a percentage of base salary depending solely on A.C. Moore’s performance in 2007 relative to pre-tax income targets. The pre-tax income targets and individual performance goals are based on A.C. Moore’s budget and operating plan approved by the Board. The plan has a minimum level of pre-tax income achievement below which no bonuses are paid as well as a maximum level that limits annual bonus payouts. See “Proposal 3: Approval of Annual Incentive Plan” beginning on page 54 of this proxy statement for a discussion of the terms of the Annual Incentive Plan.
     For 2006, executive officers employed with A.C. Moore in January 2006 had an opportunity to earn cash rewards based on attainment of earnings per share goals determined by the former management of A.C. Moore and adopted in the first quarter of 2006. The earnings per share objectives for the 2006 award period were set at minimum, target and maximum levels of earnings per share, none of which were achieved. No executive officer to whom the 2006 annual bonus opportunity applied received a bonus for A.C. Moore’s 2006 performance as earnings per share performance did not meet the required minimum level.
     The Compensation Committee may make negative adjustments to reduce a potential award in whole or in part based on the Compensation Committee’s assessment of individual performance by an executive against the established individual objectives. However, the Compensation Committee cannot use its discretion to increase the award.
     Award levels at target generally reflect the median of the competitive market with the opportunity to earn more or less depending on actual financial performance of A.C. Moore and individual performance.

     The Compensation Committee and the Board have the authority to award discretionary cash bonuses in addition to annual incentive awards, if in their judgment, there has been exceptional performance by an executive officer which has contributed to superior operating results of A.C. Moore in a calendar year. The Board believes that the potential for such awards will help to motivate and retain more talented executive officers.
     Long-Term Equity Incentives. Long-term incentive equity awards are granted to executives under the 1997 Plan and the 2002 Plan, each previously approved by shareholders, and subject to approval by shareholders, the Stock Incentive Plan. The Vice President of Human Resources, with input from the Chief Executive Officer and other members of management, recommends to the Compensation Committee the actual grants for approval. The named executive officers participate in this process in order to provide insight into performance of individuals over whom they have supervision and adjust the size of the grant accordingly. The Compensation Committee recommends these grants and the Board approves them. When approving the amount of the grants, the Compensation Committee takes into consideration individual and A.C. Moore performance, both within the context of market practices. As with other elements of compensation, A.C. Moore targets the median of the market with regard to the size of long-term equity grants.
     Historically, A.C. Moore has relied on stock options as its primary long-term equity vehicle. A.C. Moore used stock option grants to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return, to enable executives to develop and maintain a long-term equity interest in A.C. Moore and to create retention through extended vesting (typically over three years). In prior years, grants of stock options were made on an annual basis in July or August of each year. Option exercise prices are computed based on the fair market value of our Common Stock on the date of grant. Awards may also be granted at the time of a special event, such as upon employment, or at the Compensation Committee’s discretion.
     A.C. Moore believes the Stock Incentive Plan will provide flexibility in granting future awards through a variety of equity vehicles. The Stock Incentive Plan permits grants of appreciation only vehicles (such as stock options or stock appreciation rights), full value vehicles (such as restricted stock or restricted stock units) and performance-based awards (such as performance shares or performance vested restricted stock). A.C. Moore intends that the types of equity awards granted, vesting schedules and the mix of equity vehicles used under the Stock Incentive Plan will directly support the objectives of A.C. Moore’s compensation program. In addition, in reaching the decision as to what types of equity will be awarded under the Stock Incentive Plan, the Compensation Committee will evaluate, among other considerations, industry long-term incentive practices and changes to the required accounting and tax treatment of equity awards.
     The Compensation Committee provided the 2006 long-term incentive opportunity to the current executive officers through a grant of stock options made in February 2007 for services in 2006. Members of management, with input from the outside compensation consultant, recommended to the Compensation Committee the amounts of the actual February 2007 grants to individuals over whom they have supervision based on performance potential and market data. The number of shares of the February 2007 stock option grant to Mr. Lepley was provided for in his employment agreement entered into in June 2006.
     In 2006, Mr. Lepley, Mr. Katz and Ms. Rhoades also received stock option grants on their respective dates of employment as provided in their employment agreements, with an exercise price equal to the NASDAQ closing price of A.C. Moore stock on the date of grant, a three-year ratable vesting period and a 10-year term. The grant date fair value of these stock option grants is presented in the executive compensation tables and accompanying notes beginning on page 29. The terms of the stock option grants made to the current executive officers in February 2007 were identical to the 2006 grants, except for the term of the option which was decreased from 10 to seven years.
Retirement Plans and Other Company Benefits
     The Chief Executive Officer and other named executive officers are eligible to participate in the full range and scope of retirement and health and welfare and other benefits plans, as do all other employees of A.C. Moore. A.C. Moore targets these types of benefits to be competitive with the median of the market.
     Retirement Benefits. A.C. Moore sponsors a 401(k) retirement plan for salaried and hourly employees. The 401(k) plan is a tax-qualified, defined contribution plan under which fixed contributions are made to the account of each participating employee each year. Under the 401(k) plan, a matching contribution is made in the amount of 25% of the first 6% of eligible compensation to a maximum of $1,500 so long as an employee has reached 21 years of age and has three months of service. Participating employees may direct the investment of A.C. Moore matching and individual contributions into one or more of the investment options offered by the 401(k) plan.
     Other Benefits. A.C. Moore believes that its employee benefit plans, including retirement plans and health and welfare plans, are of the type commonly offered by other employers. These benefits form part of our compensation philosophy because A.C. Moore believes they are necessary in order to attract, motivate and retain talented executives. In prior years, A.C. Moore provided certain perquisites to named executive officers, specifically special insurance policies and automobile allowances. These perquisites were eliminated in June and July 2006.
Employment, Change-in-Control and Severance Agreements
     The employment agreements, which include change-in-control provisions, between A.C. Moore and Rick A. Lepley, Chief Executive Officer, Marc Katz, Executive Vice President and Chief Financial Officer, and Amy Rhoades, Vice President and General Counsel, are summarized at pages 33 to 38 of this proxy statement. These agreements were entered into in 2006, and A.C. Moore believes that they reflect market practice at the time they were signed.
     During 2006, A.C. Moore entered into severance agreements with John E. Parker, A.C. Moore’s former Chief Executive Officer who retired in June 2006, Leslie H. Gordon, A.C. Moore’s former Chief Financial Officer who retired in July 2006, and Patricia A. Parker, A.C. Moore’s former Executive Vice President of Merchandising who retired in June 2006. The terms of these agreements are discussed below beginning on page 38 of this proxy statement.
Stock Ownership Guidelines
     Consistent with its executive compensation philosophy and the principle of aligning executive and shareholder interests, A.C. Moore believes officers should retain minimum ownership levels of A.C. Moore’s Common Stock. Subject to shareholder approval of the Stock Incentive Plan and upon recommendation of Hay Group, the following stock ownership guidelines were established by the Board in April 2007.

Executive	Ownership Multiple of Base Salary
Chief Executive Officer	Three (3) times
Chief Financial Officer and President/Chief Operating Officer	One (1) times
All Other Officers at the Vice President level and above	One (1) times

     The Chief Executive Officer, Chief Financial Officer and Chief Operating Officer are expected to comply with these ownership requirements by the end of a five-year period beginning in 2007. A five-year compliance period for all other officers at the Vice President level will begin in 2008. Shares that are counted for purposes of satisfying ownership requirements are shares directly and indirectly owned, grants and awards under equity incentive plans (such as vested and unvested restricted stock), and shares held in the officer’s account under A.C. Moore’s 401(k) plan. Stock options and stock appreciation rights do not count towards satisfaction of the ownership requirements.

     In conclusion, this Compensation and Discussion Analysis provides material information about our compensation programs as required by SEC rules. Shareholders should also read the tables and narratives below, which are relevant to the Compensation and Discussion Analysis and offer supporting documentation.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in A.C. Moore’s Annual Report on Form 10-K for the year ended December 31, 2006 and this proxy statement.
THE COMPENSATION COMMITTEE
Lori J. Schafer (Chair)
Joseph F. Coradino
Michael J. Joyce

EXECUTIVE COMPENSATION
Summary Compensation Table for 2006
     The following table sets forth the compensation awarded to, earned by, or paid to A.C. Moore’s Chief Executive Officer, Chief Financial Officer, two other most highly compensated executive officers, former Chief Executive Officer, former Chief Financial Officer and two other former executive officers (collectively referred to as the “Named Executive Officers”) for all services rendered in all capacities to A.C. Moore and its subsidiaries during 2006.

				Option		All Other
	Salary	Bonus		Awards		Compensation		Total
Name and Principal Position	($)	($)		($)(1)		($)		($)
Rick A. Lepley, Chief Executive Officer (2)	320,833	280,000	(3)	276,578		35,986	(4)	913,397

Marc Katz, Executive Vice President and Chief Financial Officer (5)	82,500	90,000	(3)	50,111		1,500	(6)	224,111

Lawrence H. Fine, President and Chief Operating Officer	350,000	—		554,083		1,500	(6)	905,583

Amy Rhoades, Vice President and General Counsel (7)	74,123	—		14,167		—		88,290

Jack Parker, former Chief Executive Officer (8)	202,604	—		—		724,674	(9)	927,278

Leslie H. Gordon, former Executive Vice President and Chief Financial Officer (10)	142,698	—		449,761	(11)	250,506	(12)	842,965

Patricia A. Parker, former Executive Vice President, Merchandising (13)	139,455	—		64,214	(14)	215,978	(15)	419,647

Jeffrey C. Gerstel, former Executive Vice President, Store Operations (16)	198,462	—		17,706	(17)	1,500	(6)	217,668

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R based on assumptions set forth in Note 1 to the consolidated financial statements included in A.C. Moore’s 2006 Form 10-K and disregarding forfeitures related to service-based vesting conditions. These dollar amounts include amounts granted in and prior to 2006.

(2)	Mr. Lepley was appointed A.C. Moore’s Chief Executive Officer effective June 1, 2006.

(3)	Represents a retention bonus required per his employment agreement.

(4)	Represents (i) $34,486 in relocation expenses and (ii) $1,500 A.C. Moore contribution to 401(k) plan.

(5)	Mr. Katz was appointed A.C. Moore’s Executive Vice President and Chief Financial Officer effective September 13, 2006.

(6)	Represents $1,500 A.C. Moore contribution to 401(k) plan.

(7)	Ms. Rhoades was appointed A.C. Moore’s Vice President and General Counsel effective July 24, 2006.

(8)	Mr. Parker retired effective June 1, 2006.

(9)	Includes (i) $675,000 as a lump sum severance payment, (ii) $42,040 in A.C. Moore-paid life insurance premiums; (iii) $6,134 in health insurance premiums; and (iv) $1,500 A.C. Moore contribution to 401(k) plan.

(10)	Mr. Gordon retired effective July 31, 2006.

(11)	Includes an additional $288,528 in incremental fair value recognized under FAS 123R due to the continued vesting of Mr. Gordon’s options over their remaining terms post-retirement. Mr. Gordon has five years from July 31, 2007 to exercise all vested options.

(12)	Includes (i) $244,625 in severance payments equal to one year’s compensation paid on a monthly basis; (ii) $4,381 in health insurance premiums; and (iii) $1,500 A.C. Moore contribution to 401(k) plan.

(13)	Ms. Parker retired effective June 30, 2006.

(14)	Includes an additional $11,472 in incremental fair value recognized under FAS 123R due to the continued vesting of Ms. Parker’s options over their remaining terms post-retirement. Ms. Parker has five years from her retirement date to exercise all vested options.

(15)	Includes (i) $214,478 as a lump sum severance payment and (ii) $1,500 A.C. Moore contribution to 401(k) plan.

(16)	Mr. Gerstel resigned effective November 17, 2006.

(17)	15,000 of Mr. Gerstel’s options were forfeited upon his resignation. Compensation expense was recognized by A.C. Moore in 2006 for these forfeited options in accordance with FAS 123R.
Grants of Plan-Based Awards in 2006
     The following table sets forth information regarding each grant of options made under the 2002 Plan to the Named Executive Officers during the fiscal year 2006.

All Other Option
Awards:
Number of
			Securities	Exercise Price of	Grant Date Fair
			Underlying	Option Awards	Value of Option
Name	Grant Date	Approval Date	Options (#)(1)	($/Sh)	Awards ($)(2)
Rick A. Lepley	06/01/2006	06/01/2006	160,000	17.74	1,422,400
Marc Katz	09/13/2006	09/06/2006 (3)	50,000	18.32	451,000
Lawrence H. Fine	—	—	—	—	—
Amy Rhoades	07/24/2006	07/24/2006	12,500	16.38	102,000
Jack Parker	—	—	—	—	—
Leslie H. Gordon	—	—	—	—	—
Patricia A. Parker	—	—	—	—	—
Jeffrey C. Gerstel	—	—	—	—	—

(1)	Grants vest and become exercisable in three equal installments each year beginning on the first anniversary of the date of grant. All options have a 10-year term.

(2)	Grant date fair value of option awards is computed in accordance with FAS 123R based on assumptions set forth in Note 1 to the consolidated financial statements included in A.C. Moore’s 2006 Form 10-K.

(3)	The Board approved Mr. Katz’s employment agreement on September 6, 2006. Mr. Katz’s employment agreement provided for the grant of options to be made on his date of employment, September 13, 2006.

Outstanding Equity Awards at Fiscal Year-End 2006
     The following table sets forth information concerning unexercised options for each Named Executive Officer outstanding as of the end of the fiscal year 2006. All stock options were granted under either A.C. Moore’s 1997 Plan or 2002 Plan.

	Option Awards
		Number of
	Number of	Securities
	Securities	Underlying
	Underlying	Unexercised
	Unexercised Options	Options	Option
	(#)	(#)(1)	Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date
Rick A. Lepley	—	160,000	17.74	06/01/2016
Marc Katz	—	50,000	18.32	09/13/2016
Lawrence H. Fine	65,000	—	19.11	08/22/2012
	100,000	—	26.67	08/29/2013
	33,340	16,660	21.95	08/26/2014
	8,334	16,667	23.51	08/25/2015
Amy Rhoades	—	12,500	16.38	07/24/2016
Jack Parker	—	—	—	—
Leslie H. Gordon	20,000	—	19.11	07/31/2012
	20,000	—	26.67	07/31/2012
	10,000	5,000	21.95	07/31/2012
	5,000	10,000	23.51	07/31/2012
Patricia A. Parker	10,000	—	19.11	06/30/2011
	10,000	—	26.67	06/30/2011
	2,500	5,000	23.51	06/30/2011
Jeffrey C. Gerstel	5,000	—	27.15	02/15/2007
	2,500	—	23.51	02/15/2007

(1)	All stock options vest and become exercisable in three equal installments each year beginning on the first anniversary of the date of grant. All options have a 10-year term.
Option Exercises in 2006
     The following table presents information concerning each exercise of stock options during 2006 for each Named Executive Officer.

Option Awards
	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise
Name	(#)	($)
Rick A. Lepley	—	—
Marc Katz	—	—
Lawrence H. Fine	35,835 (1)	316,442 (2)
Amy Rhoades	—	—
Jack Parker	—	—
Leslie H. Gordon	—	—
Patricia A. Parker	35,000 (3)	498,250 (2)
Jeffrey C. Gerstel	—	—

(1)	Mr. Fine exercised 22,051 options with an exercise price of $5.45 per share on February 27, 2006 and 13,334 options with an exercise price of $19.11 per share on November 21, 2006.

(2)	Value realized on exercise does not include payments of the exercise price or related taxes. Amount was calculated by multiplying the number of shares acquired upon exercise of the stock options by the difference between the exercise price of the stock options and the closing price of a share of Common Stock on NASDAQ on the applicable date of exercise.

(3)	On September 5, 2006, Ms. Parker exercised 20,000 options with an exercise price of $2.88 per share and 15,000 options with an exercise price of $3.94 per share.
Stock Option Plans
     A.C. Moore’s stock option plans consist of the 2002 Plan and the 1997 Plan (referred to together as the “Existing Plans”). The purpose of the Existing Plans is to encourage ownership of A.C. Moore’s Common Stock by employees and directors of A.C. Moore (and by certain consultants in the case of the 1997 Plan) in order to attract such persons, induce them to work for the benefit of A.C. Moore and provide additional incentive for them to promote the success of A.C. Moore. Options granted under each plan may be incentive stock options intended to qualify under Section 422 of the Code, or options not intended to so qualify, except that incentive stock options may only be granted to employees. The maximum total number of shares of A.C. Moore’s Common Stock for which awards may be granted under the 2002 Plan and 1997 Plan is 1,500,000 and 2,000,000 shares, respectively, subject to adjustment in a manner determined by the Compensation Committee of the Board to reflect changes in A.C. Moore’s Common Stock. Payment of the exercise price for options granted under the Existing Plans may be made in cash, shares of Common Stock or a combination of both. All options granted pursuant to the Plans are exercisable in accordance with a vesting schedule and prior to an expiration date, each of which are set at the time of the issuance of the option.
     As of December 31, 2006, there were options to purchase 1,084,118 and 283,560 shares of Common Stock outstanding under the 2002 Plan and 1997 Plan, respectively. Shares available for future grants under the 2002 Plan and 1997 Plan amounted to 384,981 and 18,444 shares, respectively, as of December 31, 2006.
     All directors, officers and key employees (and certain consultants in the case of the 1997 Plan) are eligible to receive options under the Existing Plans. The Existing Plans are administered by the Compensation Committee or, at the option of the Board, the Board may administer the Existing Plans. The Compensation Committee approves the optionees and determines the nature of the option granted, the number of shares subject to each option, the option vesting schedule and other terms and conditions of each option. The Compensation Committee may modify or amend each Plan, provided that without the consent of the participant, such action may not affect a participant’s rights under previously granted options. With the consent of a participant, the Compensation Committee may amend outstanding options in a manner not inconsistent with the applicable Plan.
     If shareholders approve the Stock Incentive Plan, as described in Proposal 2 below, it will effectively replace the Existing Plans and no further grants or awards will be made under the Existing Plans. All subsequent grants and awards will be made under the shareholder-approved Stock Incentive Plan. The Existing Plans will continue in effect until their respective expiration dates for the limited purpose of administering such plans.
Agreements with Named Executive Officers
     We have entered into employment agreements, which include change of control provisions, with certain of our current executive officers. Material terms of these agreements include the term of the agreement (including renewal provisions), the elements of the executive’s compensation, the amounts and benefits payable on various termination events (including a change of control of A.C. Moore), and restrictions relating to non-competition, non-solicitation and confidentiality of information. These employment agreements are summarized below.
     These employment agreements provide for enhanced payments and benefits in the event of a change of control (as defined in these agreements). The basic rationale for this change of control protection is to diminish the potential distraction due to personal uncertainties and risks that inevitably arise when a change of control is threatened or pending. In light of this rationale, the Compensation Committee and the Board determined to provide these executives with what they determined to be competitive change of control compensation and benefits.
     The termination benefits payable in connection with a change of control generally require a “double trigger,” which means that after a change of control (the first “trigger”) a covered executive’s employment is either involuntarily terminated without “cause” or the executive resigns for “good reason” (as both terms are defined in the relevant agreement), either of which would constitute the second “trigger.” A double trigger was selected to increase the likelihood that an executive would remain with A.C. Moore after a change of control. The agreements of Mr. Lepley, Mr. Katz and Ms. Rhoades have a single trigger approach with regard to stock options held on the date of a change in control, which means that all options held on such date immediately vest and become exercisable upon a change in control. In addition, the Stock Incentive Plan and Annual Incentive Plan, discussed under Proposal 2 and Proposal 3, respectively, contain a single trigger approach with regard to vesting of awards.
     In 2006, we entered into separation agreements with certain of the former executive officers of A.C. Moore named in the Summary Compensation Table. The material terms of these separation agreements are also described below.
     Employment Agreement with Rick A. Lepley
     On June 1, 2006, A.C. Moore entered into an employment agreement with Mr. Lepley to serve as A.C. Moore’s Chief Executive Officer effective as of June 1, 2006. Mr. Lepley’s employment agreement has an initial term of three years to be extended automatically for successive one year terms, unless A.C. Moore or Mr. Lepley provides to the other party written notice of termination at least six months prior to the end of the employment term. Mr. Lepley receives a base salary of $550,000 per fiscal year (using a fiscal year starting on June 1) to be reviewed at least annually by the Compensation Committee and subject to increase as the Compensation Committee may determine based on, among other things, market price and performance. On June 1, 2006, Mr. Lepley received a cash sign-on lump sum retention bonus of $280,000. Mr. Lepley earns one-twenty fourth of this retention bonus for each month that he remains employed by A.C. Moore. If A.C. Moore terminates his employment for cause (as defined in his employment agreement) or Mr. Lepley terminates his employment without good reason (as defined in his employment agreement), Mr. Lepley must repay the unearned portion of this retention bonus. Pursuant to his employment agreement, in March 2007 Mr. Lepley received a guaranteed cash bonus of $320,000, which bonus was required to be paid on or prior to March 31, 2007. After December 31, 2006 and for each following calendar year of his employment with A.C. Moore, Mr. Lepley will be entitled to participate in A.C. Moore’s annual bonus plan as administered by the Compensation Committee.
     The employment agreement also provided for an initial grant to Mr. Lepley on June 1, 2006 of an option to purchase 160,000 shares of Common Stock, and provides for future annual grants of an option to purchase 100,000 shares of Common Stock for each calendar year after December 31, 2006. Mr. Lepley is entitled to paid vacation, reimbursement for reasonable expenses consistent with A.C. Moore’s policies, and all medical, insurance, retirement and other benefits maintained for A.C. Moore’s officers. Mr. Lepley receives relocation benefits, including reimbursement for moving expenses, payment for temporary housing and monthly round trip travel for him and his spouse in connection with his relocation.

Mr. Lepley’s employment agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation. The confidentiality and non-disclosure provisions protect A.C. Moore’s confidential information and work product. Mr. Lepley may not compete with, solicit employees from or interfere with business relationships of A.C. Moore for the same term during which he is entitled to receive base salary after termination, with a minimum of no less than 12 months in any circumstance. The non-competition provision prohibits Mr. Lepley from engaging in any business competing with A.C. Moore’s business as such business exists or is in process on the date of the termination of Mr. Lepley’s employment, within any geographical area in which A.C. Moore engages or actively plans to engage in such business. If Mr. Lepley violates these post-employment covenants, among other remedies, A.C. Moore is entitled to cease making post-employment payments to Mr. Lepley.
     If A.C. Moore terminates Mr. Lepley’s employment without cause or Mr. Lepley terminates for good reason during the first 24 months of the employment term, Mr. Lepley is entitled to receive base salary and insurance benefits from the termination date through the remaining months of the three-year employment term and bonus amounts that vary depending on whether the termination occurs after or on or before December 31, 2006. If the termination occurs during the last 12 months of the initial term or any extension term, Mr. Lepley will receive base salary and insurance benefits through the twelfth month anniversary of the termination date and his pro rata bonus earned under A.C. Moore’s annual bonus plan. In either case, Mr. Lepley will be entitled to receive vested and earned but unpaid amounts under A.C. Moore’s incentive plans and his retention bonus will be deemed completely earned. If A.C. Moore terminates his employment for cause or Mr. Lepley terminates without good reason, Mr. Lepley is entitled to receive base salary through the termination date and vested and earned but unpaid amounts under A.C. Moore’s health plans. He will not be entitled to payment of a pro rata bonus. If termination occurs due to death or disability, his retention bonus will be deemed completely earned and Mr. Lepley or his estate will be entitled to receive the sum of his base salary through the termination date, his pro rata bonus and vested and earned but unpaid amounts under incentive plans, health and welfare plans and other programs.
     Upon a change of control (as defined in his employment agreement), Mr. Lepley’s employment agreement provides for an automatic two-year term from the date of the change of control, during which Mr. Lepley’s base salary, annual bonus and other benefits are guaranteed to be at least at the level which he received in the 12 months prior to the change of control. If during this two-year term A.C. Moore terminates Mr. Lepley’s employment other than for cause, death or disability or Mr. Lepley terminates for good reason, Mr. Lepley is entitled to receive a single lump sum cash payment equal to the aggregate of his base salary through the date of termination, two times the pro rata portion of his annual bonus, any previously deferred compensation and two times the amount of his base salary. For termination due to death or disability following a change of control, he or his estate as applicable will receive a cash lump sum payment equal to the aggregate of his base salary through the date of death or disability and a pro rata bonus determined in the same manner as if there were no change of control, plus all other benefits he would be entitled to through the date of death or disability, as applicable. If A.C. Moore terminates for cause or Mr. Lepley terminates without good reason following a change of control, he is only entitled to base salary through the date of termination and the benefits to which he would be entitled through the date of termination.
     If any payments to Mr. Lepley upon a change in control as described above would constitute an excess payment under Code Section 280G and be subject to the excise tax imposed by Code Section 4999 on such excess payments, Mr. Lepley is entitled to a tax “gross-up” payment of such amount that would leave him in the same tax position as if no such excise tax (including related penalties or interest) was applicable.

     On November 15, 2006, A.C. Moore entered into an amendment to Mr. Lepley’s employment agreement. The amendment provides for the following changes:
•	A.C. Moore is obligated to pay severance to Mr. Lepley in the event of non-renewal of his employment agreement.

•	Upon a termination without cause following a change of control, all options to purchase common stock to which Mr. Lepley would be entitled to receive will immediately be deemed granted and vested and Mr. Lepley will have 18 months after the termination date to exercise these options.

•	All options held by Mr. Lepley on the date of a change of control will immediately vest. If Mr. Lepley’s employment is terminated without cause following the change of control, he will have until the earlier of the end of the original option term and 18 months after the termination date to exercise the options.

•	Mr. Lepley will receive each annual option grant to which he is entitled under his employment agreement on the date in each calendar year that the Board otherwise grants equity to management. In the event that the Board does not grant equity to management and Mr. Lepley remains employed by A.C. Moore on June 1 of that year, Mr. Lepley will receive the annual grant on December 31 regardless of whether he is still employed with A.C. Moore on December 31 for that year.
     Employment Agreement with Marc Katz
     On September 6, 2006, and effective as of September 13, 2006, A.C. Moore entered into an employment agreement with Marc Katz to serve as our Executive Vice President and Chief Financial Officer. Mr. Katz’s employment agreement has an initial term of two years to be extended automatically for successive one year terms, unless A.C. Moore or Mr. Katz provides to the other party written notice of termination at least 60 days prior to the end of the term.
     Mr. Katz received a base salary of $275,000 per year under his employment agreement. On September 13, 2006, Mr. Katz received a cash sign-on lump sum retention bonus of $90,000 (referred to as the “2006 Retention Bonus”). In March 2007, Mr. Katz received a cash lump sum retention bonus of $30,000 (referred to as the “2007 Retention Bonus”), which bonus was required to be paid on or prior to March 31, 2007. Mr. Katz earns one-twenty fourth of the 2006 Retention Bonus and one-eighteenth of the 2007 Retention Bonus for each month after receipt that he remains employed by A.C. Moore. If A.C. Moore terminates his employment for cause (as defined in his employment agreement) or Mr. Katz terminates without good reason (as defined in his employment agreement), Mr. Katz must repay the unearned portions of the 2006 Retention Bonus and 2007 Retention Bonus. Mr. Katz will also be entitled to participate in A.C. Moore’s annual bonus plan as administered by the Compensation Committee. Mr. Katz was granted an option to purchase 50,000 shares of A.C. Moore’s Common Stock on September 13, 2006, his start date, pursuant to his employment agreement. He will be entitled to future equity grants as determined by the Board. Mr. Katz is entitled to paid vacation and expense reimbursement consistent with A.C. Moore’s policies, and all medical, insurance, retirement and other benefits maintained for A.C. Moore’s officers.
     For up to 10 months from September 13, 2006, A.C. Moore agreed to pay Mr. Katz’s current car lease obligation of approximately $1,100 per month. In February 2007, A.C. Moore paid Mr. Katz’s car lease obligation in full.

     If A.C. Moore terminates his employment without cause or Mr. Katz terminates for good reason, Mr. Katz is entitled to receive base salary, pro rata bonus, vested and earned but unpaid amounts under A.C. Moore’s incentive plans and insurance benefits through the twelfth-month anniversary of the termination date. If A.C. Moore terminates for cause or Mr. Katz terminates without good reason, Mr. Katz is entitled to receive base salary through the termination date and vested and earned but unpaid amounts under A.C. Moore’s health plans, but will not be entitled to payment of a pro rata bonus. If termination occurs due to death or disability, Mr. Katz or his estate will be entitled to receive the sum of his base salary through the termination date, his pro rata annual bonus and vested and earned but unpaid amounts under incentive plans, health and welfare plans and other programs.
     Mr. Katz’s employment agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation that are substantively the same as those described above for Mr. Lepley, except that the non-competition and non-solicitation prohibition is for 12 months following the termination of his employment.
     Upon a change of control (as defined in his employment agreement), Mr. Katz’s employment agreement provides for an automatic one-year term from the date of the change of control, during which Mr. Katz is guaranteed a base salary equal to 12 times his highest monthly base salary during the 12-months preceding the change of control, as well as an annual cash bonus at least equal to the amount received for the last full calendar year. If A.C. Moore terminates his employment other than for cause, death or disability or Mr. Katz terminates for good reason, Mr. Katz is entitled to receive a single lump sum cash payment equal to the aggregate of (i) base salary through the date of termination, plus (ii) pro rata bonus, plus (iii) any previously deferred compensation and plus (iv) the amount of his base salary through the twelfth-month anniversary of the date of termination. Mr. Katz will also receive insurance payments through the twelfth-month anniversary of the termination date. For termination due to death or disability, he or his estate as applicable will receive a cash lump sum payment equal to the aggregate of his base salary through the date of death or disability and a pro rata bonus, plus all other benefits to which he would be entitled through the date of death or disability, as applicable. If A.C. Moore terminates for cause or Mr. Katz terminates without good reason following a change of control, he is only entitled to base salary, and applicable benefits, through the date of termination. The employment agreement provides that Mr. Katz’s options vest immediately upon a change of control. If Mr. Katz’s employment is terminated without cause following a change in control, he will have until the earlier of the original option term or 18 months after the termination date to exercise the options.
     Under Mr. Katz’s employment agreement, any payments received by him in connection with a change in control or the termination of his employment will be reduced to the extent necessary so that no portion of such payments is subject to the excise tax imposed by Code Section 4999 but only if, by reason of such reduction, the net after-tax benefit received by him exceeds the net after-tax benefit that would be received by him if no such reduction was made.
     Employment Agreement with Amy Rhoades
     On July 24, 2006, A.C. Moore entered into an employment agreement with Amy Rhoades to serve as our Vice President and General Counsel. Ms. Rhoades’ employment agreement has an initial term of one year to be extended automatically for successive one year terms, unless A.C. Moore or Ms. Rhoades provides to the other party written notice of termination at least 60 days prior to the end of the term.
     Ms. Rhoades receives a base salary of $175,000 per year under her employment agreement. Ms. Rhoades was granted an option to purchase 12,500 shares of Common Stock on July 24, 2006, her start date pursuant to her employment agreement. Ms. Rhoades will be entitled to future equity grants as determined by the Board. Ms. Rhoades is entitled to paid vacation and expense reimbursement consistent with A.C. Moore’s policies, and all medical, insurance, retirement and other benefits maintained for A.C. Moore’s officers.
     If A.C. Moore terminates her employment without cause (as defined in her employment agreement) or Ms. Rhoades terminates for good reason (as defined in her employment agreement), Ms. Rhoades is entitled to receive base salary, pro rata bonus and vested and earned but unpaid amounts under A.C. Moore’s incentive plans. If A.C. Moore terminates for cause or Ms. Rhoades terminates without good reason, Ms. Rhoades is entitled to receive base salary through the termination date and vested and earned but unpaid amounts under A.C. Moore’s health plans, but will not be entitled to payment of a pro rata bonus. If termination occurs due to death or disability, Ms. Rhoades or her estate will be entitled to receive the sum of her base salary through the termination date, her pro rata bonus and vested and earned but unpaid amounts under incentive plans, health and welfare plans and other programs.
     Ms. Rhoades’ employment agreement contains restrictive covenants relating to confidentiality, non-competition and non-solicitation that are substantively the same as those described above for Mr. Lepley, except that the non-competition and non-solicitation prohibition is for 12 months following the termination of her employment.
     Upon a change of control (as defined in her employment agreement), Ms. Rhoades’ employment agreement provides for an automatic one-year term from the date of the change of control, during which Ms. Rhoades is guaranteed a base salary equal to 12 times her highest monthly base salary during the 12-months preceding the change of control, as well as an annual cash bonus at least equal to the amount received for the last full calendar year. If A.C. Moore terminates her employment other than for cause, death or disability or Ms. Rhoades terminates for good reason, Ms. Rhoades is entitled to receive a single lump sum cash payment equal to the aggregate of (i) base salary through the date of termination, plus (ii) pro rata bonus, plus (iii) any previously deferred compensation and plus (iv) the amount of her base salary through the twelfth-month anniversary of the date of termination. Ms. Rhoades will also receive insurance payments through the twelfth-month anniversary of the termination date. For termination due to death or disability, she or her estate as applicable will receive a cash lump sum payment equal to the aggregate of her base salary through the date of death or disability and a pro rata bonus, plus all other benefits to which she would be entitled through the date of death or disability, as applicable. If A.C. Moore terminates for cause or Ms. Rhoades terminates without good reason following a change of control, she is only entitled to base salary, and applicable benefits, through the date of termination.
     On November 15, 2006, A.C. Moore entered into an amendment to Ms. Rhoades’ employment agreement. The amendment provides for the following changes:
•	A.C. Moore is obligated to pay severance to Ms. Rhoades in the event of non-renewal of the employment agreement.

•	All options held by Ms. Rhoades on the date of a change of control will immediately vest. If Ms. Rhoades’s employment is terminated without cause following the change of control, she will have until the earlier of the end of the original option term and 18 months after the termination date to exercise the options.
     Separation Agreement with Jack Parker
     On June 1, 2006, A.C. Moore and Mr. Parker entered into an agreement and complete and full general release pursuant to which Mr. Parker’s employment terminated effective as of June 1, 2006. Pursuant to his separation agreement, Mr. Parker received a single lump sum payment from A.C. Moore in the amount of $675,000, an amount equal to 18 months of his annual base salary at the time of his separation. Mr. Parker’s separation agreement also provides for his release of A.C. Moore from all claims, A.C. Moore’s reimbursement for health insurance premiums paid for 18 months (approximately $16,000 in total) and confidentiality provisions, as well as Mr. Parker’s agreement for 18 months not to directly or indirectly compete with A.C. Moore within any geographic area in which A.C. Moore engages in business as of the separation date.
     Separation Agreement with Leslie H. Gordon
     On June 1, 2006, A.C. Moore and Mr. Gordon entered into an agreement and complete and full general release pursuant to which Mr. Gordon’s employment terminated effective as of July 31, 2006. Following the separation date, Mr. Gordon will receive severance payments from A.C. Moore in an amount equal to one year’s compensation at his current rate, paid in 12 equal monthly installments. In addition, Mr. Gordon’s unvested stock options will continue to vest over their remaining terms and he will have up to five years from July 31, 2007 to exercise all vested stock options. Mr. Gordon’s separation agreement also provides for his release of A.C. Moore from all claims, A.C. Moore’s reimbursement for health insurance premiums paid for 17 months (approximately $15,000 in total) and confidentiality provisions, as well as Mr. Gordon’s agreement for 17 months not to directly or indirectly compete with A.C. Moore within any geographic area in which A.C. Moore engaged in business as of the separation date or solicit employees from A.C. Moore. Pursuant to his separation agreement, Mr. Gordon agreed that for a period of one year following his separation date, at the request of A.C. Moore, he would provide on average two to three days per week transition assistance to A.C. Moore, for which he would not receive any additional compensation beyond the separation payments.
     On September 6, 2006, A.C. Moore and Mr. Gordon amended his separation agreement. Pursuant to the amendment, Mr. Gordon’s obligation to provide transition assistance to A.C. Moore terminated on December 31, 2006, instead of July 31, 2007.
     Separation Agreement with Patricia A. Parker
     On June 8, 2006, A.C. Moore and Ms. Parker entered into an agreement and complete and full general release pursuant to which Ms. Parker’s employment terminated effective as of June 30, 2006. Following the separation date, Ms. Parker received a severance payment from A.C. Moore in an amount equal to one year’s compensation at her current rate, paid in one lump sum payment. In addition, Ms. Parker’s unvested stock options will continue to vest over their remaining terms and she will have up to five years from June 30, 2006 to exercise all vested stock options. Ms. Parker’s separation agreement also provides for her release of A.C. Moore from all claims and confidentiality provisions, as well as Ms. Parker’s agreement for 12 months not to directly or indirectly compete with A.C. Moore within any geographic area in which A.C. Moore engaged in business as of the separation date or solicit employees from A.C. Moore.
Tabular Information Relating to Potential Payments or Benefits upon Termination and Change in Control
     The following tables quantify the potential termination and change in control payment and benefit amounts for Mr. Lepley, Mr. Katz and Ms. Rhoades pursuant to their employment agreements, assuming a hypothetical triggering event had occurred as of December 29, 2006. The terms and conditions of the post-employment and change in control provisions for Mr. Lepley, Mr. Katz and Ms. Rhoades are described in detail above under “— Agreements with Named Executive Officers”.

     Rick A. Lepley

							Termination
							for Cause or
							Resignation
			Termination		Termination		w/o Good
			for Cause or		w/o Cause or		Reason	Termination
	Termination		Resignation		Resignation		(including	due to Death
	w/o Cause or		w/o Good		for Good		Retirement)	or Disability
	Resignation		Reason	Termination	Reason upon		upon a	upon a
Item of	for Good		(including	due to Death	a Change in		Change in	Change in
Compensation	Reason (1)		Retirement)	or Disability	Control		Control	Control
Cash Payment (Salary and Bonus)	$1,649,167	(2)	—	$320,000 (3)	$1,100,000	(4)	—	$320,000 (3)

Retention Bonus (5)	$198,800		—	$198,800	$198,800	(6)	$198,800 (6)	$198,800 (6)

Stock Options (7)	—		—	—	$1,220,800	(8)	$628,800 (9)	$628,800 (9)

Health Insurance Premiums	$28,768	(10)	—	—	$23,808	(11)	—	—

Excise Tax and Gross-Up	—		—	—	—		—	—

Total	$1,876,735		—	$518,800	$2,543,408		$827,600	$1,147,600

(1)	Amounts reflect payments assuming triggering event within first 24 months of Mr. Lepley’s employment agreement. See the narrative above under “Agreements with Named Executive Officers” for information on provisions relating to the last 12 months of his employment agreement.

(2)	Reflects (i) $1,329,167 for 29 months of base salary paid on a monthly basis and (ii) $320,000 in pro rata bonus paid in a lump sum.

(3)	Reflects a lump sum payment for pro rata bonus.

(4)	Reflects lump sum payment equal to two times annual base salary. Mr. Lepley did not receive any annual bonus, as defined in his employment agreement, in 2006.

(5)	Reflects balance of retention bonus in original amount of $280,000 deemed completely earned.

(6)	Mr. Lepley will be deemed to have completely earned the retention bonus upon a change in control, irrespective of any subsequent termination.

(7)	Mr. Lepley receives immediate vesting and exercisability of all stock options held at the time of a change of control irrespective of any subsequent termination and will have until the end of the term of the option to exercise such options. In the event his employment is terminated for any reason (other than cause) after the change in control, he will have until the earlier of (a) the end of the original option term and (b) 18 months after termination to exercise these options. If he is terminated for cause following the change in control, his options terminate effective immediately.

(8)	Reflects (i) $628,800 in value realized upon immediate vesting of all options held at the time of a change in control, calculated based on the difference between the exercise price of the options and the closing price of Common Stock on December 29, 2006 multiplied by the number of options and (ii) $592,000 in fair value for an additional 200,000 options deemed immediately granted and exercisable calculated under FAS 123R using the following assumptions: (a) an exercise price equal to the closing price of the Common Stock on December 29, 2006; (b) an 18-month granted term and an expected nine month term; (c) a risk-free interest rate of 5.0%; and (d) a volatility rate of 37.4%.

(9)	Reflects value realized upon immediate vesting of all options held at the time of a change in control, calculated based on the difference between the exercise price of the options and the closing price of Common Stock on December 29, 2006 multiplied by the number of options.

(10)	Reflects 29 months of health insurance premiums paid on a monthly basis.

(11)	Reflects 24 months of health insurance premiums paid on a monthly basis.

     Marc Katz

						Termination
						for Cause or
			Termination		Termination	Resignation
			for Cause or		w/o Cause or	w/o Good
			Resignation		Resignation	Reason	Termination
	Termination w/o		w/o Good		for Good	(including	due to Death
	Cause or		Reason	Termination	Reason upon a	Retirement)	or Disability
Item of	Resignation for		(including	due to Death	Change in	upon a Change	upon a Change
Compensation	Good Reason		Retirement)	or Disability	Control	in Control	in Control
Cash Payment (Salary and Bonus)	$275,000	(1)(2)	—	— (1)	$275,000 (3)	—	— (1)

Retention Bonus (4)	$63,750		—	—	$63,750 (5)	$63,750 (5)	$63,750 (5)

Stock Options	—		—	—	$167,500 (6)	$167,500 (6)	$167,500 (6)

Health Insurance Premiums (7)	$11,904		—	—	$11,904	—	—

Reduction Resulting from Excise Tax	—		—	—	—	—	—

Total	$350,654		—	—	$518,154	$231,250	$231,250

*	Mr. Katz’s employment agreement does not contain a gross-up provision.

(1)	Mr. Katz is entitled to receive a pro rata portion under any current bonus plan in place calculated as if the target amount under such plan had been reached; however, there was no annual bonus plan applicable to Mr. Katz in 2006.

(2)	Reflects 12 months of base salary paid on a monthly basis.

(3)	Reflects a lump sum payment equal to 12 months of base salary.

(4)	Reflects balance of retention bonus in original amount of $90,000 deemed completely earned.

(5)	Mr. Katz will be deemed to have completely earned the retention bonus upon a change in control, irrespective of any subsequent termination.

(6)	Reflects value realized upon immediate vesting of all options held at the time of a change in control, calculated based on the difference between the exercise price of the options and the closing price of the Common Stock on December 29, 2006 multiplied by the number of options. Mr. Katz receives immediate vesting and exercisability of all stock options held at the time of a change of control irrespective of any subsequent termination and will have until the end of the term of the option to exercise such options. In the event his employment is terminated for any reason (other than cause) after the change in control, he will have until the earlier of (a) the end of the original option term and (b) 18 months after termination to exercise these options. If he is terminated for cause following the change in control, his options terminate effective immediately.

(7)	Reflects 12 months of health insurance premiums paid on a monthly basis.

     Amy Rhoades

							Termination
							for Cause or
							Resignation
			Termination				w/o Good
			for Cause or		Termination		Reason	Termination
			Resignation		w/o Cause or		(including	due to Death
	Termination w/o		w/o Good		Resignation for		Retirement)	or Disability
	Cause or		Reason	Termination	Good Reason		upon a	upon a
Item of	Resignation for		(including	due to Death	upon a Change		Change in	Change in
Compensation	Good Reason		Retirement)	or Disability	in Control		Control	Control
Cash Payment (Salary and Bonus)	$175,000	(1)(2)	—	— (1)	$175,000	(1)(3)	—	— (1)

Stock Options	—		—	—	$66,125	(4)	$66,125 (4)	$66,125 (4)

Health Insurance Premiums (5)	—		—	—	$10,601		—	—

Total	$175,000		—	—	$251,726		$66,125	$66,125

*	Ms. Rhoades’ employment agreement does not provide for a retention bonus or contain a gross-up or excise tax reduction provision.

(1)	Ms. Rhoades is entitled to receive a pro rata portion under any current bonus plan in place calculated as if the target amount under such plan had been reached; however, there was no annual bonus plan applicable to Ms. Rhoades in 2006.

(2)	Reflects 12 months of base salary paid on a monthly basis.

(3)	Reflects a lump sum payment equal to 12 months of base salary.

(4)	Reflects value realized upon immediate vesting of all options held at the time of a change in control, calculated based on the difference between the exercise price of the options and the closing price of Common Stock on December 29, 2006 multiplied by the number of options. Ms. Rhoades receives immediate vesting and exercisability of all stock options held at the time of a change of control irrespective of any subsequent termination and will have until the end of the term of the option to exercise such options. In the event her employment is terminated for any reason (other than cause) after the change in control, she will have until the earlier of (a) the end of the original option term and (b) 18 months after termination to exercise these options. If she is terminated for cause following the change in control, her options terminate effective immediately.

(5)	Reflects 12 months of health insurance premiums paid on a monthly basis.
     Potential Benefits Generally Available to Participants under Existing Plans
     Under the Existing Plans, Mr. Fine receives benefits upon termination due to retirement, death or disability and upon an adverse employment event following a change in control. Mr. Lepley, Mr. Katz and Ms. Rhoades also receive benefits under the Existing Plans in the event of death or disability. The Existing Plans do not discriminate in terms of scope, terms or operation in favor of executive officers and these benefits are available generally to all participants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation Committee Interlocks and Insider Participation
     The following persons served as members of the Compensation Committee at various times in 2006: Lori J. Schafer, Joseph F. Coradino, Michael J. Joyce, Richard G. Lesser and Eli J. Segal. No person who served as a member of the Compensation Committee during 2006 was a current or former officer or employee of A.C. Moore or engaged in certain transactions with A.C. Moore required to be disclosed by regulations of the SEC except as disclosed below under “Other Related Transactions.” Additionally, there were no compensation committee “interlocks” during 2006, which generally means that no executive officer of A.C. Moore served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of A.C. Moore.
Related Party Transactions Policy and Procedures
     In April 2007, the Board adopted a written Related Party Transactions Policy and Procedures. This policy applies to transactions or arrangements in which A.C. Moore is a participant and a related party (namely directors, nominees for director, executive officers, 5% shareholders and their respective immediate family members) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of Regulation S-K. Under this policy, no related party transaction can occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board. The Audit Committee is primarily responsible for reviewing and approving related party transactions, and in doing so, will consider all matters it deems appropriate, including, but not limited to, the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by A.C. Moore, and whether the terms of the transaction are comparable to those available to third parties.
Other Related Transactions
     Richard J. Drake, a director of A.C. Moore during 2006, who retired in February 2007, is a member of a law firm which A.C. Moore retains. A.C. Moore paid fees to Mr. Drake’s firm in the amount of $56,972 during the year ended December 31, 2006.
     Michael J. Joyce, a director of A. C. Moore since 2004 and chair of A.C. Moore’s Audit Committee, was a director of Heritage Property Investment Trust, Inc., until October 5, 2006, when Heritage merged with and into affiliates of Centro Properties Group. A.C. Moore paid rent to Heritage in the amount of $249,742 during the year ended December 31, 2006.
     Neil A. McLachlan, a director of A.C. Moore since February 2007, is President of the Consumer & Office Products Group of MeadWestvaco Corporation. A.C. Moore is currently considering a purchase from MeadWestvaco Corporation of merchandise to sell in its stores in an approximate amount of $100,000. Mr. McLachlan is not involved in this transaction and will not receive any compensation for this transaction.
     The employment of Janet Parker, A.C. Moore’s former Executive Vice President, Merchandising and Marketing, terminated effective July 31, 2006. Ms. Parker is the daughter of Jack Parker, A.C. Moore’s former Chief Executive Officer and Patricia A. Parker, A.C. Moore’s former Executive Vice President, Merchandising. A.C. Moore and Janet Parker entered into a separation agreement in July 2006 pursuant to which she receives severance in an amount equal to one year’s compensation at her then current rate paid in twelve monthly installments. In 2006, Ms. Parker received salary in the amount of

$102,083, severance of $72,917 and a matching contribution by A.C. Moore to her 401(k) account in the amount of $1,500.
     The employment of Michael Kott, a former District Manager of A.C. Moore, terminated effective September 29, 2006. Mr. Kott is the son-in-law of Jack Parker and Patricia A. Parker and the brother-in-law of Janet Parker. A.C. Moore and Mr. Kott entered into a separation agreement in October 2006 pursuant to which he received severance in an amount equal to eight weeks’ compensation at his then current rate paid in eight weekly installments. In 2006, Mr. Kott received salary in the amount of $124,974, severance of $27,481 and a matching contribution by A.C. Moore to his 401(k) account in the amount of $1,500.
     The employment of Jill Kott, former Store Cash Office Manager and Operations Training Manager of A.C. Moore, terminated effective December 1, 2006. Ms. Kott is the daughter of Jack Parker and Patricia A. Parker, sister of Janet Parker and spouse of Michael Kott. In 2006, Ms. Kott received salary in the amount of $53,643, a bonus paid in March 2006 of $7,500 and a matching contribution by A.C. Moore to her 401(k) account in the amount of $383.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires A.C. Moore’s directors and executive officers, and persons who beneficially own more than ten percent of A.C. Moore’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of A.C. Moore. Executive officers, directors and greater than ten percent shareholders are required by regulation of the SEC to furnish A.C. Moore with copies of all Section 16(a) reports they file.
     To A.C. Moore’s knowledge, based solely on a review of the copies of such reports furnished to A.C. Moore and written representations that no other reports were required during 2006, all Section 16(a) filing requirements applicable to A.C. Moore’s executive officers, directors and greater than ten-percent beneficial owners were complied with during 2006.

PROPOSAL 2
APPROVAL OF STOCK INCENTIVE PLAN
     Subject to shareholder approval at the 2007 Annual Meeting, the Board adopted the A.C. Moore Arts & Crafts, Inc. Stock Incentive Plan on April 27, 2007. The reason for seeking shareholder approval of Proposal 2 is to satisfy certain requirements of (i) the Code related to Incentive Stock Options, as defined below, and performance-based compensation under Code Section 162(m) and (ii) the NASDAQ Marketplace Rules.
     By approving the Stock Incentive Plan, shareholders are also approving the material terms of the performance measures set forth in the Stock Incentive Plan that form the basis upon which the Compensation Committee may issue Performance-Based Awards, as defined below. See “— Summary of the Stock Incentive Plan — Performance-Based Awards and Performance Goals” below for a description of the performance measures.
     A.C. Moore is authorized to grant stock options under the Existing Plans. If shareholders approve the Stock Incentive Plan, it will effectively replace the Existing Plans and no further grants or awards will be made under the Existing Plans; all subsequent equity-based grants and awards will be made under the shareholder-approved Stock Incentive Plan. The Existing Plans will continue in effect until their respective expiration dates for the limited purpose of administering such plans.
Summary of the Stock Incentive Plan
     Set forth below is a summary of the material terms of the Stock Incentive Plan. This summary is not intended to be complete and is qualified in its entirety by the detailed provisions of the Stock Incentive Plan attached to this proxy statement as Appendix A. Capitalized terms used in the summary but not defined in it will have the meanings assigned to them in the Stock Incentive Plan.
     Purpose of the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to provide incentives to attract, retain, motivate and reward non-employee directors, executive officers and other key employees of A.C. Moore or any of its Affiliates by providing them opportunities to receive shares of Common Stock or to receive monetary payments based on the value of such shares.
     A.C. Moore’s success depends, in large measure, on its ability to attract and retain talented employees and outside directors with outstanding abilities and experience. The Compensation Committee and the Board of A.C. Moore believe that A.C. Moore will significantly benefit from having A.C. Moore’s non-employee directors, executive officers and other key employees receive equity Awards, as defined below, under the Stock Incentive Plan. Providing an opportunity to the foregoing participants in the Stock Incentive Plan to receive Common Stock or benefit from the appreciation of such Common Stock is valuable in attracting and retaining highly qualified employees and outside directors and in providing additional motivation to such persons to use their best efforts on behalf of A.C. Moore.
     Furthermore, the Stock Incentive Plan is intended to assist in further aligning the interests of participants in the Stock Incentive Plan with those of A.C. Moore’s shareholders.
     Awards. The following types of awards or any combination of them may be granted under the Stock Incentive Plan: (i) “Stock Options” (both “Incentive Stock Options” and “Non-Qualified Options”) to receive shares of Common Stock; (ii) “Stock Appreciation Rights”, which entitle the grantee to receive an amount in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, determined by reference to appreciation in Common Stock value; (iii) “Stock Awards”, which entitle the grantee to receive shares of Common Stock which may be subject to certain restrictions such as restrictions on transferability; (iv) “Performance Awards”, which entitle the grantee to receive, without payment, an award following the attainment of performance goals; and (v) “Stock Units”, which entitle the grantee to receive an amount in cash or, if the grantee and the Compensation Committee so agree, in shares of Common Stock or a combination of cash and shares of Common Stock, with or without other payments by the grantee, as may be determined by the Compensation Committee (each as described above is referred to as an “Award” and collectively, the “Awards”). In addition, other forms of awards valued in whole or in part by reference to A.C. Moore’s Common Stock may be granted either alone or in addition to the foregoing Awards.
     Awards are evidenced by Award agreements in such forms as the Compensation Committee approves from time to time. Each Award is subject to such terms and conditions consistent with the Stock Incentive Plan, as determined by the Compensation Committee and as set forth in the Award agreement. The Compensation Committee will have the authority to retract any Award granted under the Stock Incentive Plan in case of a material restatement of the financial statements of A.C. Moore or if it is otherwise determined by the Compensation Committee that the previously granted Award was not earned by the participant.
     The terms and conditions applicable to any Award may be amended or modified by mutual agreement between A.C. Moore and the participant or any other persons as may then have an interest in the Award.
     Administration. The Stock Incentive Plan will be administered by the Compensation Committee. The current members of the Compensation Committee are Lori J. Schafer (Chair), Joseph F. Coradino and Michael J. Joyce. The Stock Incentive Plan requires that the Compensation Committee be composed of not less than two “non-employee directors” for the purpose of Rule 16b-3 under the Exchange Act and “outside directors” for the purpose of the performance-based compensation exception under Code Section 162(m).
     Under the Stock Incentive Plan, the Compensation Committee has the power to interpret the Stock Incentive Plan and to adopt such rules and regulations as it considers necessary for purposes of administering the Stock Incentive Plan. The Compensation Committee is authorized to grant Awards to the participants in the Stock Incentive Plan and to determine the number and types of such Awards and the terms, conditions and limitations applicable to each such Award. The Compensation Committee may delegate its powers and authority under the Stock Incentive Plan to designated officers or employees of A.C. Moore. In addition, the independent members of the full Board may exercise any of the powers and authority of the Compensation Committee under the Stock Incentive Plan. The selection of members of the Compensation Committee, and any delegation of power by the Compensation Committee to officers or employees of A.C. Moore, must comply with Section 16(b) of the Exchange Act, the performance-based provisions of Code Section 162(m), and any regulations promulgated under each of such statutory provisions, except to the extent that the Board determines that such compliance is not necessary or desirable.
     Eligibility and Participation. All non-employee directors, executive officers and other key employees of A.C. Moore or any of its Affiliates who are significantly responsible for the success and future growth and profitability of A.C. Moore, as determined by the Compensation Committee, are eligible to be participants in the Stock Incentive Plan. As of the date of this proxy statement, five non-employee directors, four executive officers and approximately 40 key employees were eligible to be participants. A participant’s right, if any, to continue to serve A.C. Moore as a director, executive officer, other key employee, or otherwise, will not be enlarged or otherwise affected by his or her designation as a participant under the Stock Incentive Plan. Participants may receive one or more Awards under the Stock Incentive Plan.

     The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any participant under the Stock Incentive Plan during any calendar year, or part of such calendar year, is 300,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events.
     Shares Subject to Awards. The aggregate number of shares of Common Stock that may be subject to Awards, including shares of Common Stock underlying Stock Options, to be granted under the Stock Incentive Plan is 1,000,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events. This share reserve will be increased by a number of shares of Common Stock equal to the number of shares of Common Stock that are issuable pursuant to option grants (referred to as the “Existing Options”) outstanding under the Existing Plans as of the effective date of the Stock Incentive Plan that but for the suspension of the Existing Plans would otherwise have reverted to the share reserve of the Existing Plans, as applicable, as a result of the expiration, termination, cancellation or forfeiture of such Existing Options. As of the Record Date, there were 1,553,016 Existing Options outstanding. The shares reserved under the Stock Incentive Plan may be treasury shares or authorized but unissued shares. If any outstanding Award is canceled, forfeited, delivered to A.C. Moore as payment for the exercise price or surrendered to A.C. Moore for tax withholding purposes, shares of Common Stock allocable to such Award may again be available for Awards under the Stock Incentive Plan. As of the Record Date, the closing price of Common Stock on NASDAQ was $20.81 per share. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted is 100,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events.
     Stock Options. Stock Options granted under the Stock Incentive Plan may be either Incentive Stock Options (within the meaning of Code Section 422) or Non-Qualified Stock Options which do not qualify as Incentive Stock Options.
     The Compensation Committee determines the exercise price at which shares underlying a Stock Option may be purchased, whether an Incentive Stock Option or a Non-Qualified Stock Option. However, the exercise price may not be less than the Fair Market Value of the shares of Common Stock on the date the Stock Option is granted.
     Incentive Stock Options may be granted only to executive officers and other key employees of A.C. Moore or any of its Affiliates, and Non-Qualified Stock Options may be granted to any participant in the Stock Incentive Plan.
     No Stock Option will be exercisable later than ten years after the date it is granted. A participant in the Stock Incentive Plan may pay the exercise price in cash or, in the discretion of the Compensation Committee, either in shares of Common Stock then owned by the participant for at least 6 months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods, or by any other appropriate method.
     Incentive Stock Options are subject to certain limitations, including the following. The aggregate market value (determined as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Furthermore, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of A.C. Moore or any of its subsidiaries, unless the exercise price is fixed at not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant and the Stock Option cannot be exercised more than five years after the date of grant.

     Stock Appreciation Rights. A Stock Appreciation Right is a right to receive a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock, in an amount equal to the increase in the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock from the date the right is granted to the date the right is exercised.
     Stock Awards. A Stock Award may include restrictions on the sale or other disposition of the shares covered by the Award, or A.C. Moore may have the right to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. The Award agreement will specify whether the participant will have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.
     Performance Awards. The Compensation Committee will set performance targets at its discretion which, depending on the extent to which they are met, will determine the number of shares of Common Stock or Stock Units that may be subject to each Performance Award and the number and/or value of Performance Awards that will be paid out to the participants. Performance targets may be based upon company-wide, divisional and/or individual performance.
     Payment of earned Performance Awards may be made in shares of Common Stock or in cash and will be made in accordance with the terms and conditions prescribed or authorized by the Compensation Committee. The Compensation Committee, in its sole discretion, may permit the deferral of the receipt of Performance Awards based upon a performance period of at least 12 months, provided that the participant performed services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the date upon which the participant makes such deferral election. Such deferral election must comply with the Code Section 409A and Treasury regulations, rulings and notices of the Internal Revenue Services (referred to as “IRS”) issued under Section 409A.
     Stock Units. A Stock Unit is a notional account representing one share of Common Stock. The Compensation Committee determines the vesting criteria for Stock Units. Upon vesting, shares of Common Stock are distributed, subject to certain exceptions, to the participant unless the participant and the Compensation Committee agree to make payment in cash or partly in cash and partly in shares of Common Stock. The Compensation Committee may grant a participant the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit (payable in cash or in additional Stock Units). The Compensation Committee, in its sole discretion, may permit a participant to elect to defer the receipt of any Stock Unit that is subject to a vesting period of at least 12 months, provided such election is made on or before the 30th day after the grant of the Stock Unit and at least 12 months in advance of the earliest date on which the vesting period could expire. Such deferral election must comply with the Code Section 409A and Treasury regulations, rulings and notices of the IRS issued under Section 409A.
     Performance-Based Awards and Performance Measures. Certain Awards made under the Stock Incentive Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Code Section 162(m) and the regulations thereunder) and are exempt from the deduction limitation imposed by Code Section 162(m) (these Awards are referred to as “Performance-Based Awards”). Under Code Section 162(m), A.C. Moore’s tax deduction may be limited to the extent total compensation paid to the Chief Executive Officer, or any of the four most highly compensated executive officers (other than the Chief Executive Officer) exceeds $1 million in any one tax year. Among other criteria, Awards only qualify as Performance-Based Awards if at the time of grant the Compensation Committee is comprised solely of two or more “outside directors” (as this term is used in Code Section 162(m) and the regulations thereunder). In addition, A.C. Moore must obtain shareholder approval of material terms of the performance measures for such “performance-based compensation.”

     All Stock Options and Stock Appreciation Rights granted under the Stock Incentive Plan and certain Stock Awards, Performance Awards, and Stock Units granted under the Stock Incentive Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Code Section 162(m).
     The Compensation Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; sales per square foot or per hour; payroll as a percentage of sales; inventory shrink; comparable store sales; inventory turnover; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of A.C. Moore, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria will have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items as the Compensation Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Compensation Committee may specify.
     Adjustments to Awards Due to Changes in A.C. Moore’s Capital Structure. In the event of any change in the shares of Common Stock by reason of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, exchange of shares, or other similar change in the corporate structure or distribution to shareholders, each outstanding Stock Option and Stock Appreciation Right will be adjusted. The adjustments will make each Award exercisable thereafter for the securities, cash and/or other property as would have been received in respect of Common Stock subject to such Award had the Stock Option or Stock Appreciation Right been exercised in full immediately prior to the change or distribution. Furthermore, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Stock Incentive Plan, the Compensation Committee has the authority to make equitable adjustments to, among other things, the number and kind of shares and exercise price of outstanding Awards.
     Effect of Change in Control. All unvested Awards granted under the Stock Incentive Plan will become fully vested immediately upon the occurrence of the Change of Control and such vested Awards will be paid out or settled, as applicable, within 60 days upon the occurrence of the Change of Control, subject to requirements of applicable laws and regulations. The Compensation Committee may determine that, upon the occurrence of a Change in Control, each outstanding Stock Option and Stock Appreciation Right will terminate and the holder will receive, within 60 days upon the occurrence of the Change in Control, an amount equal to the excess of the Fair Market Value of the shares underlying the Award immediately prior to the occurrence of such Change in Control over the exercise price per share of such Award. This cash out amount is payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof.
     Termination of Employment. If a participant’s employment is terminated due to death or disability, as defined in the Stock Incentive Plan, then the participant’s unvested Stock Awards or Stock Units and unexercisable Stock Options or Stock Appreciation Rights become vested or exercisable, as applicable, immediately as of the date of the termination of the participant’s employment. All Stock Options and Stock Appreciation Rights that were or became exercisable as of the date of the participant’s termination of employment due to death or disability will remain exercisable until the earlier of (i) the end of the one-year period following the participant’s termination of employment due to death or disability, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire.
     All unearned or unvested Performance Awards held by the participant on the date of the participant’s termination of employment due to death or disability, as the case may be, will immediately become earned or vested as of such date and will be paid out and/or settled based on A.C. Moore’s and/or the participant’s performance immediately prior to the date of the participant’s termination of employment due to death or disability on a pro-rated basis with a minimum of at least one year into a performance period.
     A participant whose employment is terminated for cause, as defined in the Stock Incentive Plan, forfeits all Awards, whether or not vested, exercisable or earned, granted to the participant.
     A participant whose employment is terminated for any reason, including, without limitation, retirement, other than for cause, death or disability, forfeits all unvested, unexercisable and unearned Awards granted to the participant. All exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the termination of his or her employment for any reason other than for cause, death or disability will remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire. The Stock Incentive Plan’s provisions relating to termination of employment may be modified in the discretion of the Compensation Committee.
     Transferability. Each Award granted under the Stock Incentive Plan is not transferable otherwise than by will or the laws of descent and distribution, and/or is exercisable, during the participant’s lifetime, only by the participant. The Compensation Committee may allow a Stock Option or Stock Appreciation Right to be exercisable during a period after the death of the participant by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right will pass by will or the laws of descent and distribution. The Compensation Committee also may permit an Award (other than an Incentive Stock Option) to be transferred by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.
     Term and Amendment. If the shareholders approve the Stock Incentive Plan at this 2007 Annual Meeting, the Stock Incentive Plan will become effective as of June 7, 2007 and no award will be granted more than ten years after June 7, 2007. The Board may amend, suspend or terminate the Stock Incentive Plan at any time and from time to time. Without shareholder approval, no amendment will (i) increase the total number of shares which may be issued under the Stock Incentive Plan or the maximum number of shares with respect to which Stock Options, Stock Appreciation Rights and other Awards that may be granted to any individual under the Stock Incentive Plan; (ii) modify the requirements as to eligibility for Awards under the Stock Incentive Plan; (iii) effect the repricing of Stock Options or Stock Appreciation Rights; or (iv) otherwise materially amend the Stock Incentive Plan as provided in the NASDAQ Marketplace Rules or the rules of another public trading market on which shares of Common Stock are then listed or quoted.

Summary of U.S. Federal Income Tax Consequences
     The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the Stock Incentive Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.
     Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the Stock Incentive Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and A.C. Moore will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (referred to as a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and A.C. Moore will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.
     The exercise of an Incentive Stock Option may subject the optionee to the so-called “alternative minimum tax” (referred to as “AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.
     An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.
     Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (referred to as the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered.
     For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.
     Non-Qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or A.C. Moore on the grant of Non-Qualified Stock Options pursuant to the Stock Incentive Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. A.C. Moore will be entitled to a federal income tax deduction (subject to the limitations contained in Code Section 162(m)) in an amount equal to such excess, provided that A.C. Moore complies with applicable reporting rules.
     Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “— Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.
     Stock Appreciation Rights. A participant who is awarded a Stock Appreciation Right will not have taxable income upon the grant of such Stock Appreciation Right and A.C. Moore will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a Stock Appreciation Right, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. A.C. Moore may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.
     Stock Awards. The taxability of a Stock Award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. A.C. Moore will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

     Performance Awards. The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided such awards are not then subject to a substantial risk of forfeiture.
     Stock Units. A participant will not be subject to federal income taxation upon the grant of a Stock Unit. A participant will be subject to tax as ordinary taxable income upon payout of a stock unit in an amount equal to the sum of the cash and the fair market value of common stock received.
     Withholding of Tax; Company Deduction. Generally, whenever a participant realizes ordinary income under the Stock Incentive Plan, a corresponding deduction is available to A.C. Moore provided A.C. Moore complies with certain reporting requirements. Under Code Section 162(m), however, A.C. Moore will be denied a deduction for certain compensation exceeding $1,000,000 paid to its Chief Executive Officer and the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. The deduction limit does not apply to payments that qualify as “performance-based” provided certain requirements are met. See “— Summary of the Stock Incentive Plan — Performance-Based Awards and Performance Measures” and “Proposal 3: Approval of the Annual Incentive Plan — Summary of U.S. Federal Income Tax Consequences” below for discussion of the requirements related to Code Section 162(m).
Equity Compensation Plan Information
     The following table details information regarding the Existing Plans as of December 31, 2006:

(c)
Number of securities
remaining available for
	(a)	(b)	future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a)
Equity compensation plans approved by security holders	1,367,678	$19.50	403,425

Equity compensation plans not approved by security holders	—	—	—

Total:	1,367,678	$19.50	403,425
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PROPOSAL 2.

PROPOSAL 3
APPROVAL OF ANNUAL INCENTIVE PLAN
     Subject to shareholder approval at the 2007 Annual Meeting, the Board adopted the A.C. Moore Arts & Crafts, Inc. Annual Incentive Plan and certain Performance Criteria on February 19, 2007. On April 27, 2007, the Board ratified the formal language of the Annual Incentive Plan included in this proxy statement as Appendix B. The reason for seeking shareholder approval of this Proposal 3 is to satisfy requirements of the Code, which require shareholder approval in order for the Awards under the Annual Incentive Plan to satisfy certain conditions of Code Section 162(m) applicable to performance-based compensation (referred to as “Code Section 162(m) Awards”). It is the intent of A.C. Moore that the Annual Incentive Plan and any Code Section 162(m) Awards granted under the Annual Incentive Plan satisfy the applicable requirements of Code Section 162(m). The Annual Incentive Plan does not preclude a participant from receiving an Award that is not a Code Section 162(m) Award.
     The Annual Incentive Plan was effective as of February 28, 2007 (referred to as the “Effective Date”). However, no Award under the Annual Incentive Plan will be payable to a covered employee within the meaning of Code Section 162(m) until the Annual Incentive Plan has been approved by the shareholders.
     By approving the Annual Incentive Plan, shareholders are also approving the material terms of the Performance Criteria, as defined below that form the basis upon which the Compensation Committee may issue Code Section 162(m) Awards providing for compensation from A.C. Moore that qualifies as “performance-based” compensation for purposes of Code Section 162(m). See “— Summary of the Annual Incentive Plan — Awards and Performance Criteria” below for a description of Performance Criteria.
Summary of the Annual Incentive Plan
     Set forth below is a summary of the material terms of the Annual Incentive Plan. This summary is not intended to be complete and is qualified in its entirety by the detailed provisions of the Annual Incentive Plan attached to this proxy statement as Appendix B. Capitalized terms used in the summary but not defined in it will have the meanings assigned to them in the Annual Incentive Plan.
     Purpose of the Annual Incentive Plan. The purpose of the Annual Incentive Plan is to provide an annual performance based incentive for employees who are in a position to contribute materially to the success of A.C. Moore and its Affiliates. The Compensation Committee and the Board believe that A.C. Moore will significantly benefit from having A.C. Moore’s employees receive cash bonus Awards under the Annual Incentive Plan. A.C. Moore’s success depends, in large measure, on its ability to attract and reward talented employees with outstanding abilities and experience. To achieve this objective, the Board adopted the Annual Incentive Plan as a tool to attract and provide additional motivation to such key employees to use their best efforts in performing their respective duties and obligations at A.C. Moore.
     Eligibility. All present and future employees, including executive officers, of A.C. Moore or any of its Affiliates will be eligible to receive Awards under the Annual Incentive Plan. A participant in the Annual Incentive Plan will be selected, from time to time, by the Compensation Committee among such employees.
     Status as an employee eligible to receive Awards under the Annual Incentive Plan will not be construed as a commitment that any Award will be made under the Annual Incentive Plan to such eligible employee. Nothing contained in the Annual Incentive Plan or in any Award Agreement (or in any other documents related to the Annual Incentive Plan or to any Award or Award Agreement) will confer upon any participant any right to continue in the employ or other service of A.C. Moore or its Affiliate or limit in any way the right of A.C. Moore or its Affiliate to change such person’s compensation or other benefits. As of the Record Date, approximately 25 employees were eligible to participate in the Annual Incentive Plan.
     Awards and Performance Criteria. An Award under the Annual Incentive Plan entitles a participant to receive an amount in cash as set forth in an Award Agreement evidencing the Award. The Award Agreement will include (i) the Performance Goals, as defined below, for each Performance Criteria, as defined below, (ii) the maximum bonus payable and (iii) such other terms and conditions applicable to the Award, as determined by the Compensation Committee.
     The Compensation Committee may use the following Performance Criteria (either individually or in combination) to set Performance Goals to measure a participant’s performance for a Plan Year, including, but not limited to: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; sales per square foot or per hour; payroll as a percentage of sales; inventory shrink; comparable store sales; inventory turnover; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of A.C. Moore, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria will have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items as the Compensation Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements.
     Anything else in the Annual Incentive Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Annual Incentive Plan to any participant in any Plan Year will be the lesser of 300% of the participant’s Base Salary or $3,000,000. In the event of any conflict between an Award Agreement and the Annual Incentive Plan, the terms of the Annual Incentive Plan will govern.
     The Compensation Committee will establish the Performance Goals (i.e., one or more levels of performance as to each Performance Criteria) for A.C. Moore and the participants, as applicable, each Plan Year. The Compensation Committee will also determine the extent to which each applicable Performance Criteria will be weighted in determining Awards. The Compensation Committee may vary the Performance Criteria, Performance Goals and weightings from participant to participant, Award to Award and Plan Year to Plan Year.
     The Compensation Committee will establish for each participant the Performance Percentage, which percentage may be up to a minimum of 300%, payable at specified levels of performance, based on the Performance Goal for each applicable Performance Criteria and the weighting established for such criteria. All such determinations regarding the achievement of any Performance Goals will be made by the Compensation Committee; provided, however, that the Compensation Committee may not increase during a Plan Year the amount of the Award that would otherwise be payable upon achievement of the Performance Goal or Goals.

     The actual Award for a participant will be calculated by multiplying the participant’s Base Salary by the Performance Percentage in accordance with the Award Schedule. All calculations of actual Awards will be made by the Compensation Committee.
     Awards will be paid, in a lump sum cash payment, as soon as practicable during the first calendar year that begins after the close of the Plan Year for which they are earned; provided, however, that no Awards will be paid except to the extent that the Compensation Committee has certified in writing that the Performance Goals have been met.
     An Award will not be assignable or transferable by the participant except by will or by the laws of descent and distribution.
     The Compensation Committee will have the right to allow participants to elect to defer the payment of Awards subject to such terms and conditions as the Compensation Committee may determine; provided, however, that the participants’ election to defer the payment of Awards complies with Code Section 409A and Treasury Regulations, Rulings and Notices of IRS, including, but not limited to, the requirement that the election to defer such payment is made before the first day of the taxable year during which the participants’ services are performed.
     Administration. The Annual Incentive Plan generally will be administered by the Compensation Committee comprised of not less than two members who each qualifies as an “outside director” within the meaning of Code Section 162(m) and the regulations thereunder. The Compensation Committee will have general authority to impose any limitation or condition upon an Award the Compensation Committee deems appropriate to achieve the objectives of the Award and the Annual Incentive Plan.
     The Compensation Committee will have the power and complete discretion to determine which employees will receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award will be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to Awards, and (vi) any additional requirements relating to Awards that the Compensation Committee deems appropriate.
     The Compensation Committee will be entitled to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criteria, Performance Goals and the weightings thereof.
     The Compensation Committee may adopt rules and regulations for carrying out the Annual Incentive Plan. The interpretation and construction of any provision of the Annual Incentive Plan by the Compensation Committee will be final and conclusive.
     Change in Control. In the event of a Change in Control, in addition to any action required or authorized by the terms of an Award Agreement, the Compensation Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants: (a) accelerate time periods for purposes of vesting in, or receiving any payment with regard to, any outstanding Award; (b) make adjustments or modifications to outstanding Awards as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants following such Change in Control; or (c) terminate the Annual Incentive Plan within 30 days preceding, or twelve months following, the Change in Control and distribute all deferred payments of Awards to the participants who elected to defer such payments under the Annual Incentive Plan. Any such action approved by the Compensation Committee will be conclusive and binding on A.C. Moore and all participants.

     Termination and Amendment. If not sooner terminated by the Board, the Annual Incentive Plan will terminate at the close of business on February 28, 2012. No Awards will be granted under the Annual Incentive Plan after its termination. The Board may terminate the Annual Incentive Plan or may amend the Annual Incentive Plan in such respects as it will deem advisable; provided that, if and to the extent required by the Code, no change will be made that changes the Performance Criteria, or materially increases the maximum potential benefits for participants under the Plan, unless such change is authorized by the shareholders of A.C. Moore. The Board may unilaterally amend the Annual Incentive Plan and Awards as it deems appropriate to cause Awards to meet the requirements of Code Section 162(m) and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Annual Incentive Plan will not, without the consent of the participant, adversely affect a participant’s rights under an Award previously granted to such participant.
Summary of U.S. Federal Income Tax Consequences
     A participant will realize ordinary income upon payment of an Award under the Annual Incentive Plan. Generally, whenever a participant realizes ordinary income under the Annual Incentive Plan, a corresponding deduction is available to A.C. Moore provided A.C. Moore complies with certain reporting requirements. Under Code Section 162(m), A.C. Moore’s tax deduction may be limited to the extent total compensation paid to the Chief Executive Officer, or any of the four most highly compensated executive officers (other than the Chief Executive Officer) exceeds $1 million in any one tax year. The deduction limit does not apply to payments that qualify as “performance-based” provided certain requirements are met.
     One of those requirements is that A.C. Moore must obtain shareholder approval of the material terms of Performance Criteria for such compensation. In accordance with Code Section 162(m) and the Treasury regulations issued thereunder, the material terms of the Performance Criteria that the shareholders approve form the basis upon which the Compensation Committee may issue Code Section 162(m) Awards providing for compensation from A.C. Moore that qualifies as “performance-based” compensation for purposes of Code Section 162(m). Under Code Section 162(m), the Compensation Committee must be comprised solely of two or more outside directors.
     The material terms that must be approved by shareholders of A.C. Moore include: (i) the employees eligible to receive compensation; (ii) a description of the business factors upon which the Performance Criteria are based; and (iii) the maximum dollar amount of compensation that could be paid to the employee.
     Generally, it is the intent of the Compensation Committee to structure A.C. Moore’s cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. We are seeking shareholder approval of the Annual Incentive Plan and the material terms of the Performance Criteria set forth thereunder in order to ensure future bonus awards under the Annual Incentive Plan meet the requirements for deductibility under Code Section 162(m). However, the Compensation Committee reserves the discretion to make payments that are not tax deductible.

New Annual Incentive Plan Benefits
     The following table sets forth information regarding potential new plan benefits that may be received by certain Named Executive Officers for whom such benefits are determinable as of the Record Date.

Name and Position	Dollar Value (1)
Rick A. Lepley, Chief Executive Officer	$103,400 - $722,150
Marc Katz, Executive Vice President and Chief Financial Officer	$51,700 - $361,075
Lawrence H. Fine, President and Chief Operating Officer	$65,800 - $459,550
Executive Group	$220,900 - $1,542,775
Non-Executive Director Group	-0-
Non-Executive Officer Employee Group	-0-

(1)	Represents the range of the minimum and maximum potential annual Awards that may be granted to the Named Executive Officers listed in the table provided the applicable Performance Goals are met as specified in the Annual Incentive Plan.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     A.C. Moore’s independent registered public accounting firm for the year ended December 31, 2006 was the firm of PricewaterhouseCoopers. The Audit Committee of the Board has appointed PricewaterhouseCoopers, independent registered public accounting firm, to serve as A.C. Moore’s independent registered public accounting firm for the year ending December 31, 2007. Shareholders will be asked to ratify this appointment. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment. If the shareholders do not ratify the appointment of PricewaterhouseCoopers, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee; provided, however, the Audit Committee retains the right to continue to engage PricewaterhouseCoopers. Notwithstanding the ratification of PricewaterhouseCoopers as A.C. Moore’s independent registered public accounting firm for the year ending December 31, 2007, the Audit Committee retains the right to replace PricewaterhouseCoopers at any time without shareholder approval. A representative of PricewaterhouseCoopers is expected to be present at the 2007 Annual Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.
Principal Accountant Fees and Services
     Aggregate fees for professional services rendered for A.C. Moore by PricewaterhouseCoopers as of or for the years ended December 31, 2006 and 2005 were:

Services Rendered (1)	2006	2005
Audit Fees	$646,500	$590,000
Audit Related Fees	11,000	—
Tax Fees	—	—
All Other Fees	—	—

Total	$657,500	$590,000

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.
     Audit fees for the years ended December 31, 2006 and 2005, respectively, were for professional services rendered for the audits of the consolidated financial statements of A.C. Moore and for the audit of A.C. Moore’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.
     Audit related fees for the year ended December 31, 2006 were for assurance and related services that are reasonably related to the performance of the audit or review of A.C. Moore’s consolidated financial statements and are not reported under Audit Fees. Audit-related services consisted of inventory analysis and other services.
     There were no tax fees or all other fees paid to PricewaterhouseCoopers for the year ended December 31, 2006. There were no audit related fees, tax fees or all other fees paid to PricewaterhouseCoopers for the year ended December 31, 2005.

     The Audit Committee has considered and determined that the services provided by PricewaterhouseCoopers are compatible with PricewaterhouseCoopers maintaining its independence.
     The Audit Committee has adopted a policy that requires advance approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided to A.C. Moore by PricewaterhouseCoopers in 2006 and 2005.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PROPOSAL 4.

OTHER MATTERS
     A.C. Moore is not presently aware of any matters (other than procedural matters) which will be brought before the 2007 Annual Meeting which are not reflected in the attached Notice of the 2007 Annual Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the 2007 Annual Meeting: (i) matters which A.C. Moore did not receive notice by May 15, 2007 were to be presented at the 2007 Annual Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act; and (v) matters incident to the conduct of the 2007 Annual Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.
HOUSEHOLDING
     In order to reduce printing costs and postage fees, A.C. Moore has adopted the process called “householding” for mailing its annual report and proxy statement to “street name holders,” which refers to shareholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of A.C. Moore’s annual report and proxy statement, unless A.C. Moore receives contrary instructions from a street name holder at that address. A.C. Moore will continue to mail a proxy card to each shareholder of record.
     If you prefer to receive multiple copies of A.C. Moore’s proxy statement and annual report at the same address, you may obtain additional copies by writing to A.C. Moore Arts & Crafts, Inc. Attention: Marc Katz, Chief Financial Officer, 130 A.C. Moore Drive, Berlin, New Jersey 08009 or by calling (856) 768-4930, ext. 122. Eligible shareholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting A.C. Moore in the same manner.
SHAREHOLDER PROPOSALS
     Under A.C. Moore’s bylaws, shareholder proposals with respect to the 2008 annual meeting of shareholders, including nominations for directors, which have not been previously approved by the Board must be submitted to the Secretary of A.C. Moore not later than December 31, 2007. Any such proposal must be in writing and sent either by personal delivery, nationally-recognized express mail or U.S. mail, postage prepaid to A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, Attention: Secretary of A.C. Moore. Each nomination or proposal must include the information required by the bylaws. All late or nonconforming nominations or proposals will be rejected.
     Shareholder proposals for the 2008 annual meeting of shareholders must be submitted to A.C. Moore on or prior to December 31, 2007 to receive consideration for inclusion in A.C. Moore’s proxy statement relating to the 2008 annual meeting of shareholders. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.
     In addition, shareholders are notified that the deadline for providing A.C. Moore timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at A.C. Moore’s 2008 annual meeting of shareholders is December 31, 2007. As to all such matters which A.C. Moore does not have notice on or prior to December 31, 2007, discretionary authority shall be granted to the persons designated in A.C. Moore’s proxy statement related to the 2008 annual meeting of shareholders to vote on such proposal.

ANNUAL REPORT TO SHAREHOLDERS AND 2006 FORM 10-K
     This proxy statement is accompanied by A.C. Moore’s 2006 Annual Report to Shareholders which includes a copy of A.C. Moore’s 2006 Form 10-K as filed with the SEC. Each shareholder solicited under this proxy statement can obtain a copy of A.C. Moore’s 2006 Form 10-K as filed with the SEC, without charge, except for exhibits to such report, by sending a written request to: Amy Rhoades, Vice President and General Counsel, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009.

By Order of the Board

Amy Rhoades, Corporate Secretary
Berlin, New Jersey
April 30, 2007

APPENDIX A
A.C. MOORE ARTS & CRAFTS, INC.
2007 STOCK INCENTIVE PLAN
1. Purpose
     The A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain, motivate and reward non-employee directors, executive officers and other key employees of A.C. Moore Arts & Crafts, Inc. (the “Company”) or any of its Affiliates, by providing them opportunities to acquire shares of the common stock, no par value per share, of the Company (“Common Stock”) or to receive monetary payments based on the value of such shares pursuant to Awards (as defined in Section 4 below) described herein. Affiliate, as used herein, shall mean any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests. Furthermore, the Plan is intended to assist in further aligning the interests of the Company’s non-employee directors, executive officers and other key employees with those of its shareholders. The Plan has been adopted and approved by the Board of Directors of the Company (the “Board”) and shall become effective as of the Effective Date, as defined in Section 26 below.
2. Administration
     a. The Plan generally shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (i) “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants, as defined below, and their legal representatives.
     b. No member of the Board, no member of the Committee and no agent of the Committee who is an employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Board, members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.
     c. The Committee shall have the authority to grant Awards to the Participants. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the independent members of the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the agent of the Committee or the Board. The selection of members of the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 2(c) shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, except to the extent that the Board determines that such compliance is not necessary or desirable. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its Affiliates whose employees have benefited from the Plan, as determined by the Committee.
3. Participants
     Participants shall consist of such partners, members, non-employee directors, executive officers and other key employees (individually, “Participant” and collectively, “Participants”) of the Company or any of its Affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of Awards.
4. Types of Awards and Vesting Restrictions
     Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Stock Appreciation Rights, (3) Stock Awards, (4) Performance Awards, and (5) Stock Units (each as described above an “Award,” and collectively, “Awards”).
     Stock Awards, Performance Awards and Stock Units may, as determined by the Committee, in its discretion, constitute Performance-Based Awards, as described in Section 11 below. Awards granted to Participants under the Plan may be subject to a graded vesting schedule with a minimum vesting period of three years, unless otherwise determined by the Committee. Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.
     Other forms of awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards or the manner in which such Other Awards shall be settled (in cash and/or in shares of Company Stock), or the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals) and all other terms and conditions of such Other Awards.
5. Common Stock Available Under the Plan

     a. Shares Available. The aggregate number of shares of Common Stock that may be subject to Awards, including shares of Common Stock underlying Stock Options, granted under this Plan shall be 1,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 below; provided, however, that such share reserve shall be increased from time to time by a number of shares of Common Stock equal to the number of shares of Common Stock that are issuable pursuant to option grants (“Existing Options”) outstanding under the Company’s 1997 Employee, Director and Consultant Stock Option Plan and the 2002 Stock Option Plan (collectively, the “Old Plans”) as of the Effective Date that but for the suspension of the Old Plans, as described below, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation or forfeiture of such Existing Options. As of the Effective Date, there were [ • ] Existing Options outstanding. Starting from the Effective Date, no additional grants shall be made under each of the Company’s Old Plans. Existing Options shall continue to be governed by their respective terms under the Old Plans. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan shall be 100,000 shares of Common Stock.
     b. Limits on Shares of Common Stock with Respect to Which Awards May Be Granted or Measured under the Plan. The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any Participant under the Plan during any calendar year or part thereof shall not exceed 300,000 shares, subject to adjustments made in accordance with Section 12 below. The maximum number of such shares with respect to which Stock Options or Stock Appreciation Rights may be granted under this Plan during any calendar year or part thereof shall be 300,000 shares of Common Stock.
     c. Shares Underlying Awards That Again Become Available. The following shares of Common Stock shall again become available for Awards: (1) any shares of Common Stock subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award without having been exercised or settled; (2) any shares of Common Stock subject to an Award that are retained by the Company as payment of the exercise price or tax withholding obligations with respect to an Award; and (3) a number of shares of Common Stock equal to the number of previously owned shares of Common Stock surrendered to the Company as payment of the exercise price of a Stock Option or to satisfy tax withholding obligations with respect to an Award. In addition, (A) to the extent an Award is paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (B) in the event of the exercise of a Stock Appreciation Right granted in relation to a Stock Option, the excess of the number of shares of Common Stock subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to the Plan.
6. Stock Options
     a. In General. The Committee is authorized to grant Stock Options and shall, in its sole discretion, determine such Participants in the Plan who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code, or (ii) Stock Options which do not qualify as Incentive Stock Options (“Non-Qualified Stock Options”). The Committee may grant one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

     b. Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, subject to Section 6(e) below, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 18 below) of Common Stock on the date the Stock Option is granted.
     c. Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant for at least six months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, a payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price with the requirement of the broker same day reconciliation or as otherwise determined by the Company. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant for at least six months, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made at the time of grant and specified in the Award agreement.
     d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times as specified in the Plan and the Award agreement; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted.
     e. Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are executive officers or other key employees of the Company or any subsidiary corporation of the Company as that term is defined in Section 424 of the Code. The aggregate market value (determined as of the time the Stock Option is granted) of Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary corporation of the Company as that term is defined in Section 424 of the Code, unless the exercise price is fixed at not less than 110 percent of the Fair Market Value of Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from the date of grant of such Incentive Stock Option.
7. Stock Appreciation Rights
     The Committee is authorized to grant Stock Appreciation Rights and shall, in its sole discretion, determine such Participants who will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right. A “Stock Appreciation Right” shall mean a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the Stock Appreciation Right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions on or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more business criteria. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant.
8. Stock Awards
     The Committee is authorized to grant Stock Awards and shall, in its sole discretion, determine such Participants in the Plan who will receive Stock Awards and the number of shares of Common Stock underlying each Stock Award. Each Stock Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Award agreement shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.
9. Performance Awards
     a. In General. The Committee is authorized to grant Performance Awards and shall, in its sole discretion, determine such Participants who will receive Performance Awards and the number of shares of Common Stock or Stock Units (as described in Section 10 below) that may be subject to each Performance Award. Each Performance Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. The Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.
     b. Adjustment of Performance Targets. With respect to those Performance Awards that are not intended to qualify as Performance-Based Awards (as described in Section 11 below), the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.
     c. Payout. Payment of earned Performance Awards may be made in shares of Common Stock or in cash and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. The Committee, in its sole discretion, may permit a Participant to elect to defer the receipt of any Performance Award based upon a performance period of at least twelve (12) months, provided that the Participant performed services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the date upon which the Participant makes such deferral election. An election to defer the receipt of a Performance Award must be made no later than the date that is six (6) months before the end of the performance period, provided that in no event may an election to defer a Performance Award be made after such Performance Award has become both substantially certain to be paid and readily ascertainable. Notwithstanding the foregoing to the contrary, a Participant shall not be permitted to elect to defer the receipt of a Performance Award unless such election complies with Code Section 409A and Treasury Regulations, Rulings and Notices of Internal Revenue Service (“IRS”) issued thereunder.
10. Stock Units
     a. In General. The Committee is authorized to grant Stock Units and shall, in its sole discretion, determine such Participants who will receive Stock Units and the number of shares of Common Stock with respect to each Stock Unit. The Committee shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a Participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below). Each Stock Unit shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement.
     b. Payout. Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a Participant has elected to defer payment under Section 10(c) below, shares of Common Stock representing the Stock Units shall be distributed to the Participant unless the Committee, with the consent of the Participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.
     c. Deferral. The Committee, in its sole discretion, may permit a Participant to elect to defer the receipt of any Stock Unit that is subject to a vesting period of at least twelve (12) months, provided such election is made on or before the thirtieth (30th) day after the Participant is granted the Stock Unit and further provided that the election is made at least twelve (12) months in advance of the earliest date on which the vesting period could expire. Notwithstanding the foregoing to the contrary, a Participant shall not be permitted to elect to defer the receipt of a Stock Unit unless such election complies with Code Section 409A and Treasury Regulations, IRS Rulings and IRS Notices issued thereunder.
     d. Definitions. A “Stock Unit” shall mean a notional account representing one share of Common Stock. A “Dividend Equivalent Right” shall mean the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.
11. Performance-Based Awards
     a. In General. All Stock Options and Stock Appreciation Rights granted under the Plan, and certain Stock Awards, Performance Awards, and Stock Units granted under the Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards (as defined in the next sentence) or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Certain Awards granted under the Plan may be granted in a manner such that Awards qualify as “performance-based compensation” (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). Awards may only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the regulations thereunder).

     b. Stock Options and Stock Appreciation Rights. Stock Options and Stock Appreciation Rights granted under the Plan with an exercise price at or above the Fair Market Value of Common Stock on the date of grant should qualify as Performance-Based Awards.
     c. Other Performance-Based Awards. Stock Awards, Performance Awards, and Stock Units granted under the Plan should qualify as Performance-Based Awards if, as determined by the Committee, in its discretion, either the granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in Section 11(d) below. With respect to such Awards intended to qualify as Performance-Based Awards:
(1)	the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(2)	no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(3)	after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.
     d. Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; sales per square foot or per hour; payroll as a percentage of sales; inventory shrink; comparable store sales; inventory turnover; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.
12. Adjustment Provisions
     If there shall be any change in Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other Awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or any of its Affiliates or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.
13. Change In Control
     a. Accelerated Vesting. Notwithstanding any other provision of this Plan, unless otherwise provided in the applicable Award agreement, if there is a Change in Control of the Company (as defined in Section 13(b) below), all unvested Awards granted under the Plan shall become fully vested immediately upon the occurrence of the Change in Control and such vested Awards shall be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations. The Committee shall have full discretion, notwithstanding anything herein or in an Award agreement to the contrary, with respect to an outstanding Award, upon the merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, to provide that the securities of another entity may be substituted hereunder for the shares of Common Stock and to make equitable adjustment with respect thereto.
     b. Definition. For purposes of this Section 13, (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Change in Control” shall have the same definition as the definition of “Change in Control” contained in such employment agreement or at will offer letter; or (ii) if “Change in Control” is not defined in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:
(1)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 13(b); or

(2)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     c. Cashout. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate and such holder shall receive, within 60 days upon the occurrence of the Change in Control, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
14. Termination of Employment
     a. Subject to any written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated due to death or Disability (as defined in Section 14(f) below):
(1)	all unvested Stock Awards and all unvested Stock Units held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall immediately become vested as of such date;

(2)	all unexercisable Stock Options and all unexercisable Stock Appreciation Rights held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire;

(3)	all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire; and

(4)	all unearned and/or unvested Performance Awards held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall immediately become earned or vested as of such date and shall be paid out and/or settled based on the Company’s and/or Participant’s performance immediately prior to the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to

Disability on a pro-rated basis with a minimum of at least one year into a performance period.
     b. Subject to any written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated by the Company for Cause (as defined in Section 14(g) below), all Awards, whether or not vested, earned or exercisable, held by the Participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such Participant as of such date.
     c. Subject to any written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated for any reason, including, without limitation, retirement, other than for Cause or other than due to death or Disability:
(1)	all unvested, unearned or unexercisable Awards held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date; and

(2)	all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Participant’s employment, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire.
     d. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that:
(1)	any or all unvested Stock Awards and/or any or all unvested Stock Units held by the Participant on the date of the Participant’s death and/or the date of the termination of the Participant’s employment shall immediately become vested as of such date;

(2)	any or all unexercisable Stock Options and/or any or all unexercisable Stock Appreciation Rights held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the Participant’s employment;

(3)	any or all exercisable Stock Options and/or any or all exercisable Stock Appreciation Rights held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the Participant’s employment; and/or
     e. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an Incentive Stock Option only if the application of such provision maintains the treatment of such Incentive Stock Option as an Incentive Stock Option and (ii) the exercise period of an Incentive Stock Option in the event of a termination due to Disability provided in Section 14(a)(3) above shall only apply if the Participant’s Disability satisfies the requirement of “permanent and total disability” as defined in Section 22(e)(3) of the Code.
     f. For the purposes of this Section 14, (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Disability” shall have the same definition as the definition of “Disability” contained in such employment agreement or at will offer letter; or (ii) if “Disability” is not defined in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Disability” shall mean either of the following, as may be further modified or supplemented by the Committee in its sole discretion:
(1)	the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or

(2)	the Participant’s receipt, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, of income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
     g. For purposes of this Section 14, (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Cause” shall have the same definition as the definition of “Cause” contained in such employment agreement or at will offer letter; or (ii) if “Cause” is not defined in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Cause” shall include, but is not limited to the following, as may be further modified or supplemented by the Committee in its sole discretion:
(1)	any willful and continuous neglect of or refusal to perform the employee’s duties or responsibilities with respect to the Company or any of its Affiliates, insubordination, dishonesty, gross neglect or willful malfeasance by the Participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the Participant’s ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;

(2)	the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny or conviction of, or entering a plea of guilty or nolo contendre to, a felony;

(3)	intentional provision of services in competition with the Company or any of its Affiliates, or intentional disclosure to a competitor of the Company or any of its Affiliates of any confidential or proprietary information of the Company or any of its Affiliates; or

(4)	any similar conduct, including, without limitation, disparagement of the Company or any of its Affiliates, by the Participant with respect to which the

Company determines in its discretion that the Participant has terminated employment under circumstances such that the payment of any compensation attributable to any Award granted under the Plan would not be in the best interest of the Company or any of its Affiliates.
     For purposes of this Section 14, the Committee shall have the authority to determine whether the “Cause” exists and whether subsequent actions on the part of the Participant have cured the “Cause.”
15. Section 409A of the Code
     a. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.
     b. If any provision of the Plan or an Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the Plan or Award shall be deemed automatically modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.
     c. Notwithstanding any provisions of this Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Code Section 409A.
     d. Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.
16. Transferability
     Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution and/or shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable in accordance with Section 14 above and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an Award (other than an Incentive Stock Option) may permit the transferability of such Award by a Participant solely to members of the Participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.
17. Other Provisions

     Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the Participant, excluding an executive officer or a non-employee director, in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of the Award, for the acceleration of exercisability or vesting of Awards, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s employment, in addition to those specifically provided for under the Plan. The Committee shall have the authority to retract any Award granted under the Plan in case of a material restatement of the financial statements of the Company or if it is otherwise determined by the Committee that the previously granted Award was not earned by the Participant.
18. Fair Market Value
     For purposes of this Plan and any Awards granted hereunder, “Fair Market Value” shall mean, as of any given date, the closing price of a share of Common Stock on The NASDAQ Stock Market LLC or such other public trading market on which shares of Common Stock are listed or quoted on that date. If there is no regular public trading market for shares of Common Stock, the Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. In each case, the Fair Market Value shall be determined without regard to whether shares of Common Stock are restricted or represent a minority interest.
19. Withholding
     All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the Participant receiving such Common Stock to remit to it or to the Affiliate that employs such Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the Affiliate employing the Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Affiliate, as the case may be, to the Participant receiving Common Stock, as the Committee shall prescribe. The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.
20. Tenure
     A Participant’s right, if any, to continue to serve the Company as a non-employee director, executive officer, other key employee, or otherwise shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.
21. Unfunded Plan
     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
22. No Fractional Shares
     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
23. Duration, Amendment and Termination
     No Award shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. The Board or the Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 23 shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent, except as otherwise provided for in Section 12. No amendment of the Plan shall, without approval of the shareholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Awards that may be granted to any Participant under the Plan; (ii) modify the requirements as to eligibility for Awards under the Plan; (iii) effect the repricing of Stock Options or Stock Appreciation Rights, including the cancellation and reissuing with other awards with a lower exercise price; or (iv) otherwise materially amend the Plan as provided in NASDAQ Marketplace Rules or the rules of another public trading market on which shares of Common Stock are then listed or quoted; provided, however, that no amendment may be made without approval of the shareholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.
24. Governing Law
     This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).
25. Severability
     In case any provision of this Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
26. Effective Date
     a. The Plan shall be effective as of the date on which the Plan is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company (the “Effective Date”) and such approval of shareholders shall be a condition to the right of each Participant to receive Awards hereunder.

     b. This Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).

APPENDIX B
A.C. MOORE ARTS & CRAFTS, INC.
2007 ANNUAL INCENTIVE PLAN
     1. Purpose. The purpose of the A.C. Moore Arts & Crafts, Inc. 2007 Annual Incentive Plan (the “Plan”) is to provide an annual performance based incentive for eligible Participants who are in a position to contribute materially to the success of the Company and its Affiliates.
     2. Definitions.
     (a) “Affiliate” means any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
     (b) “Award” means an award made pursuant to the Plan.
     (c) “Award Agreement” means the agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant.
     (d) “Award Schedule” means the schedule pursuant to which a Participant’s Award is determined based on the extent that the applicable Performance Goals were achieved during the Plan Year.
     (e) “Base Salary” means a Participant’s gross salary in effect on the date of the Award Schedule, as set forth in the Participant’s employment agreement or at will offer letter, or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, as set forth in the books and records of the Company.
     (f) “Board” means the Board of Directors of the Company.
     (g) “Change in Control” means (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Change in Control” shall have the same definition as the definition of “Change in Control” contained in such employment agreement or at will offer letter; or (ii) if “Change in Control” is not defined in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:
     (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 2(g); or
     (2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     (h) “Code” means the Internal Revenue Code of 1986, as amended.
     (i) “Code Section 162(m) Award” means an Award intended to satisfy the requirements of Code Section 162(m) and designated as such in an Award Agreement.

     (j) “Committee” means the committee appointed by the Board as defined in Section 5 below.
     (k) “Company” means A.C. Moore Arts & Crafts, Inc.
     (l) “Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).
     (m) “Effective Date” means the effective date of the Plan as defined in Section 12 below.
     (n) “Employee” means an employee of the Company or any of its Affiliates whether now existing or hereafter created or acquired.
     (o) “Exchange Act” means Securities Exchange Act of 1934, as amended.
     (p) “IRS” means Internal Revenue Service.
     (q) “Participant” means an Employee selected from time to time by the Committee to participate in the Plan.
     (r) “Performance Criteria” means the criteria (either individually or in any combination) selected by the Committee to measure a Participant’s performance for a Plan Year, including, but not limited to: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; sales per square foot or per hour; payroll as a percentage of sales; inventory shrink; comparable store sales; inventory turnover; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Company’s common stock or any other publicly-traded securities of the Company, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements.
     (s) “Performance Goal” means one or more levels of performance as to each Performance Criteria, as established by the Committee, that will result in the Performance Percentage that is established by the Committee for each such level of performance.
     (t) “Performance Percentage” means the percentage, as set forth in an Award Schedule, that will, when multiplied by a Participant’s Base Salary, determine the amount of a Participant’s Award, which percentage may be up to a maximum of 300%.
     (u) “Plan Year” means the period starting from the Effective Date until December 31, 2007 for the 2007 fiscal year of the Company and, thereafter, the full fiscal year of the Company.

     3. Eligibility. All present and future Employees shall be eligible to receive Awards under the Plan.
     4. Awards.
     (a) Each Award shall be evidenced by an Award Agreement setting forth the Performance Goals for each Performance Criteria, the maximum bonus payable and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Anything else in this Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Plan to any Participant in any Plan Year shall be the lesser of 300% of the Participant’s Base Salary or $3,000,000. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.
     (b) The Committee shall establish the Performance Goals for the Company and the Participants, as applicable, each Plan Year. The Committee shall also determine the extent to which each applicable Performance Criteria shall be weighted in determining Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award and Plan Year to Plan Year.
     (c) The Committee shall establish for each Participant the Performance Percentage payable at specified levels of performance, based on the Performance Goal for each applicable Performance Criteria and the weighting established for such criteria. All such determinations regarding the achievement of any Performance Goals shall be made by the Committee; provided, however, that the Committee may not increase during a Plan Year the amount of the Award that would otherwise be payable upon achievement of the Performance Goal or Goals.
     (d) The actual Award for a Participant shall be calculated by multiplying the Participant’s Base Salary by the Performance Percentage in accordance with the Award Schedule. All calculations of actual Awards shall be made by the Committee.
     (e) Awards shall be paid, in a lump sum cash payment, as soon as practicable during the first calendar year that begins after the close of the Plan Year for which they are earned; provided, however, that no Awards shall be paid except to the extent that the Committee has certified in writing that the Performance Goals have been met. Notwithstanding the foregoing provisions of this Section 4(e), the Committee shall have the right to allow Participants to elect to defer the payment of Awards subject to such terms and conditions as the Committee may determine; provided, however, that the Participants’ election to defer the payment of Awards complies with Code Section 409A and Treasury Regulations, Rulings and Notices of IRS, including, but not limited to, the requirement that the election to defer such payment is made before the first day of the taxable year during which the Participants’ services are performed. In the case of performance-based compensation that is based upon a performance period of at least 12 months, an election to defer such compensation may generally be made no later than the date that is six months before the end of the performance period. Notwithstanding the foregoing to the contrary, a Participant may elect to defer the receipt of an Award payable under this Plan with respect to the Plan Year in which he/she was first eligible to participate in any Company-sponsored “account balance” plan (as defined under Code Section 409A and the rulings, regulations, and IRS notices issued thereunder), including this Plan, and such election will be deemed to apply to an Award paid for services performed subsequent to the election; provided, however, that the election applies only to the portion of the Award equal to the total amount of the Award for the service period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

     (f) Whenever payments under the Plan are to be made, the Company and/or the Affiliate will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.
     (g) Nothing contained in the Plan will be deemed in any way to limit or restrict the Company, any of its Affiliates, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
     5. Administration. The Plan generally shall be administered by a committee (the “Committee”), which shall be the Compensation Committee of the Board or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as an “outside director” within the meaning of Code Section 162(m) and the regulations thereunder. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:
     (a) The Committee shall have the power and complete discretion to determine (i) which Employees shall receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award shall be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to Awards, and (vi) any additional requirements relating to Awards that the Committee deems appropriate.
     (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
     (c) As to any Code Section 162(m) Awards, it is the intent of the Company that this Plan and any Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Code Section 162(m). If any provision of this Plan or if any Code Section 162(m) Award would otherwise conflict with the intent expressed in this Section 5(c), that provision to the extent possible shall be interpreted so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees. Nothing herein shall be interpreted to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.
     (d) The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make nonuniform and selective determinations and to establish nonuniform and selective Performance Criteria, Performance Goals and the weightings thereof.
     6. Change in Control. In the event of a Change in Control of the Company, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (a) accelerate time periods for purposes of vesting in, or receiving any payment with regard to, any outstanding Award; (b) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change in Control; or (c) terminate the Plan within 30 days preceding, or twelve months following, the Change in Control and distribute all deferred payments of Awards to the Participants who elected to defer such payments under the Plan. Any such action approved by the Committee shall be conclusive and binding on the Company and all Participants.
     7. Nontransferability of Awards. An Award shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution.
     8. Termination, Modification, Change. If not sooner terminated by the Board as provided in Section 6 above or otherwise, this Plan shall terminate at the close of business on February 28, 2012. No Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that changes the Performance Criteria, or materially increases the maximum potential benefits for Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Awards to meet the requirements of Code Section 162(m), and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.
     9. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement will require the Company or any of its Affiliates, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company or any of its Affiliates maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company and its Affiliates, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.
     10. Liability of Company. Any liability of the Company or an Affiliate to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor an Affiliate, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or an Affiliate or constitute any contract or limit in any way the right of the Company or an Affiliate to change such person’s compensation or other benefits.
     11. Interpretation. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the conflict of law principles thereof.

     12. Effective Date of the Plan. The Plan shall be effective as of February 28, 2007 (the “Effective Date”) and shall be submitted to the shareholders of the Company for approval. No Award shall be payable to a Covered Employee until the Plan has been approved by the shareholders.

A.C. MOORE ARTS & CRAFTS, INC.
BERLIN, NEW JERSEY
PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS, JUNE 7, 2007
SOLICITED ON BEHALF OF THE BOARD OF
A.C. MOORE ARTS & CRAFTS, INC.
     The undersigned hereby constitutes and appoints Rick A. Lepley and Marc Katz, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 2007 annual meeting of shareholders of A.C. Moore Arts & Crafts, Inc. to be held on the 7th day of June, 2007, and at any adjournment or postponement thereof, and to vote all of the shares of A.C. Moore Arts & Crafts, Inc. common stock which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.
     THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR ALL DIRECTOR NOMINEES LISTED BELOW IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2, 3 AND 4.
     BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
     (1) The election of 01 — Michael J. Joyce and 02 — Neil A. McLachlan as Class B directors of A.C. Moore Arts & Crafts, Inc. to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as described in the accompanying proxy statement.

FOR all nominees listed	WITHHOLD AUTHORITY	(INSTRUCTION: TO WITHHOLD
above (except as marked	to vote for the nominees	AUTHORITY TO VOTE FOR ANY
to the contrary at right.)	listed above.	INDIVIDUAL NOMINEE, WRITE
THAT NOMINEE’S NAME IN THE
SPACE PROVIDED BELOW.)
[ ]	[ ]

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(Continued and to be marked, signed and dated on the reverse side)

Proxy Card - Page 1

     (2) Approval of the A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan, as described in the accompanying proxy statement.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
     (3) Approval of the A.C. Moore Arts & Crafts, Inc. 2007 Annual Incentive Plan, as described in the accompanying proxy statement.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
     (4) Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of A.C. Moore Arts & Crafts, Inc. for the year ending December 31, 2007, as described in the accompanying proxy statement.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
     (5) In their discretion, upon other matters as may properly come before the 2007 annual meeting of shareholders or any adjournment or postponement thereof.

Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 30, 2007 and 2006 Annual Report to Shareholders of A.C. Moore Arts & Crafts, Inc. is hereby acknowledged.

Signature

Signature

Dated:

Please sign exactly as your name or names appear hereon, including any official position or representative capacity. If shares are registered in more than one name, all owners should sign.
PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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Proxy Card - Page 2

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:
1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.
Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone
OR
2.	VOTE BY INTERNET:
Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”
OR
3.	VOTE BY MAIL: If you do not wish to vote by telephone or by the Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.
YOUR CONTROL NUMBER IS:

     You may vote by telephone or Internet 24 hours a day, 7 days a week. Telephone and Internet voting is available through 11:59p.m., prevailing time, on June 6, 2007. Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card by mail.

Proxy Card - Page 3